  As filed with the Securities and Exchange Commission on August 4, 1999
                                                      Registration No. 333-82851
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ----------------

                              AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------
                             McLeodUSA Incorporated
             (Exact name of registrant as specified in its charter)
        Delaware           McLeodUSA Technology Park         42-1407240
     (State or other    6400 C Street SW, P.O. Box 3177   (I.R.S. Employer
     jurisdiction of      Cedar Rapids, IA 52406-3177  Identification Number)
    incorporation or             (319) 364-0000
      organization)
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                               ----------------
                                Clark E. McLeod
                      Chairman and Chief Executive Officer
                             McLeodUSA Incorporated
                           McLeodUSA Technology Park
                        6400 C Street SW, P.O. Box 3177
                          Cedar Rapids, IA 52406-3177
                                 (319) 364-0000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               ----------------
                                   Copies to:
     Joseph G. Connolly, Jr., Esq.              James J. Junewicz, Esq.
         Hogan & Hartson L.L.P.                  Mayer, Brown & Platt
      555 Thirteenth Street, N.W.              190 South LaSalle Street
         Washington, D.C. 20004                 Chicago, Illinois 60603
             (202) 637-5600                         (312) 782-0600
                               ----------------
  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
                                               Proposed        Proposed
                                               maximum         maximum
                              Amount to be     offering       aggregate     Amount of
  Title of each class of      registered      price per     offering price registration
securities to be registered    (1)(2)(3)   unit(1)(2)(3)(4)   (1)(3)(5)       fee(6)
  Class A common stock...
  Preferred stock........
  Debt securities........
  Depositary shares......
  Warrants...............
  Subscription rights....
  Stock purchase
  contracts and stock
  purchase units.........
 Total:                                                     $1,750,000,000 $486,500(7)
---------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) In U.S. dollars or the equivalent thereof in one or more foreign currencies or currency units or composite currencies, including the European Currency Unit.
(2) Such indeterminate number of amount of Class A common stock, preferred stock, debt securities, depositary shares, warrants, subscription rights and stock purchase contracts and stock purchase units, as may from time to time be issued at indeterminate prices, but with an aggregate initial offering price not to exceed $1,750,000,000, plus such indeterminate number of shares of Class A common stock and preferred stock as may be issued in exchange for, or upon conversion of, debt securities or other preferred stock registered hereunder. Debt securities may be issued with original issue discount such that the aggregate initial public offering price, together with the other securities issued hereunder, will not exceed $1,750,000,000.
(3) Omitted pursuant to General Instruction II.D of Form S-3.
(4) The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant.
(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all primary securities issued from time to time pursuant to this Registration Statement exceed $1,750,000,000.
(6) Calculated pursuant to Rule 457 of the rules and regulations under the Securities Act of 1933.
(7) Previously paid.
                               ----------------
  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus supplement is not complete and may be + +changed. We may not sell these securities until the registration statement +
+filed with the Securities and Exchange Commission is effective. This          +
+prospectus supplement is not an offer to sell these securities and it is not + +soliciting an offer to buy these securities in any state or jurisdiction +
+where the offer or sale is not permitted.                                     +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  SUBJECT TO COMPLETION, DATED AUGUST 4, 1999

P R O S P E C T U S   S U P P L E M E N T
(To Prospectus dated   , 1999)

                                                [LOGO OF McLEODUSA APPEARS HERE]

                                 800,000 Shares

                             McLeodUSA Incorporated

                % Series A Cumulative Convertible Preferred Stock
                                   --------
  We are selling 800,000 shares of our   % Series A cumulative convertible
preferred stock, liquidation preference $500 per share which is convertible at
the option of the holder into     shares of our Class A common stock at a
conversion price of $    per share of Class A common stock for each share of
Series A preferred stock, equivalent to a conversion rate of    shares of Class
A common stock for each share of Series A preferred stock, subject to adjustments in certain circumstances. Our Class A common stock is quoted on the Nasdaq National Market under the symbol "MCLD", and the last reported price of
the Class A common stock on    , 1999 was $    per share. Other terms described
in this prospectus supplement include:
  . The quarterly dividend will be $    per share, payable at our option in
    cash or shares of our Class A common stock, beginning     , 1999.
  . Beginning on     , 2001 and prior to     , 2002, if the price of our Class
    A common stock equals or exceeds 150% of the conversion price for a specific period, we may redeem, for cash, shares of our Class A common
    stock or both, the Series A preferred stock at a redemption price of   %
    of the liquidation preference, plus (1) unpaid dividends and (2) a make whole payment for future dividends.
  . Beginning on     , 2002, we may redeem, for cash, the Series A preferred
    stock at prices declining to the liquidation preference, plus unpaid dividends.
  . On or after     , 2002, we may convert the Series A preferred stock into
    our Class A common stock if the trading price of our Class A common stock equals or exceeds 135% of the conversion price for a specific period.
  . We will seek to have the Series A preferred stock listed on the Nasdaq
    National Market.

                                   --------
  Investing in the Series A preferred stock involves various risks. See "Risk Factors" beginning on page S-10.
  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                                   --------

                                                          Per Share    Total
                                                          --------- -----------
Public Offering Price....................................  $        $
Underwriting Discount....................................  $        $
Proceeds to the Company (before expenses)................  $        $

  The underwriters are offering the Series A preferred stock subject to various conditions. The underwriters expect to deliver the Series A preferred stock to
purchasers on or about    , 1999. The underwriters may purchase up to 120,000
additional shares of Series A preferred stock to cover over-allotments.
                                   --------
Salomon Smith Barney
              Goldman, Sachs & Co.
                                                      Morgan Stanley Dean Witter

August  , 1999

  You should rely only on the information provided or incorporated by reference in this prospectus supplement and accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with different or inconsistent information. You should assume that the information in this prospectus supplement and accompanying prospectus is accurate only as of the date on the front cover of such documents. Our business, financial information, results of operations and prospects may have changed since those dates.

  If it is against the law in any state to make an offer to sell these securities (or to solicit an offer from someone to buy these securities), then this offer does not apply to any person in that state, and no offer or solicitation is made by this prospectus supplement or accompanying prospectus to any such person.

                               ----------------

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                            Page
                                                                            ----
Summary....................................................................  S-1
Risk Factors............................................................... S-10
Cautionary Note Regarding Forward-Looking Statements....................... S-17
Use of Proceeds............................................................ S-18
Dividend Policy............................................................ S-18
Market Price of Class A Common Stock ...................................... S-18
Capitalization............................................................. S-19
Selected Consolidated Financial and Operating Data......................... S-20
Pro Forma Financial Data................................................... S-22
Description of the Series A Preferred Stock................................ S-25
Federal Tax Considerations................................................. S-37
Underwriting............................................................... S-43
Legal Matters.............................................................. S-45
Experts.................................................................... S-45
Where You Can Find More Information........................................ S-45

                                   Prospectus

                                                                            Page
                                                                            ----
About This Prospectus......................................................   1
Where You Can Find More Information........................................   1
Cautionary Note Regarding Forward-Looking Statements.......................   2
About McLeodUSA............................................................   3
Coverage Ratios............................................................   4
Use of Proceeds............................................................   4
Description of Common Stock................................................   5
Description of Preferred Stock.............................................  10
Description of Depositary Shares...........................................  13
Description of Debt Securities.............................................  16
Description of Warrants....................................................  27
Description of Stock Purchase Contracts and Stock Purchase Units...........  29
Description of Subscription Rights.........................................  30
Plan of Distribution.......................................................  31
Legal Matters..............................................................  32
Experts....................................................................  32

                                    SUMMARY

  The following summary highlights selected information about us. It does not contain all of the information that is important to you. You should carefully read this entire prospectus supplement and accompanying prospectus and the other documents to which those documents refer you. In addition, you should carefully consider the factors set forth under the caption "Risk Factors." Unless otherwise indicated, dollar amounts over $1 million have been rounded to one decimal place and dollar amounts less than $1 million have been rounded to the nearest thousand.

                                  Our Company

We provide communications services to business and residential customers in the Midwestern and Rocky Mountain regions of the United States. We offer local, long distance, Internet access, data, voice mail and paging services, from a single company on a single bill. We believe we are the first company in many of our markets to offer one-stop shopping for communications services tailored to customers' specific needs.

Our approach makes it easier for both our business and our residential customers to satisfy their communications needs. It also allows businesses to receive customized services, such as competitive long distance pricing and enhanced calling features, that might not otherwise be directly available on a cost-effective basis. As of March 31, 1999, we served over 494,700 local lines in 408 cities and towns and have a combined total of 488 switches and central office locations.

In addition to our core business of providing competitive local, long distance and related communications services, we also derive revenue from:

 .  sale of advertising space in telephone directories

 . traditional local telephone company services in east central Illinois and southeast South Dakota

 .  special access, private line and data services

 .  communications network maintenance services

 .  telephone equipment sales, leasing, service and installation

 .  video services

 .  telemarketing services

 .  computer networking services

 . other communications services, including cellular, operator, payphone, mobile radio, paging services and Web site development and hosting

We plan to derive revenues from high-speed digital access and data services using Digital Subscriber Line and other technologies.

In most of our markets, we compete with the existing local phone company by leasing its lines and switches. In other markets, primarily in east central Illinois and southeast South Dakota, we operate our own lines and switches. We provide long distance services by using our own communications network facilities and leasing capacity from long distance and local communications providers. We are constructing fiber optic communications networks in Iowa, Illinois, Wisconsin, Indiana, Missouri, Michigan, Minnesota, South Dakota, North Dakota, Colorado and Wyoming to carry additional communications traffic on our own network.

                                 Our Strategy

We want to be the leading and most admired provider of communications services in our markets. To achieve this goal, we are:

 . aggressively capturing customer share and generating revenue using leased communications network capacity

 .  concurrently building our own communications network

 . migrating customers to our communications network to provide enhanced services and to reduce our operating costs

The principal elements of our business strategy are to:

Provide integrated communications services. We believe we can rapidly penetrate our target markets and build customer loyalty by providing an integrated product offering to business and residential customers.

Build customer share through branding. We believe we will create and strengthen brand awareness in our target markets by branding our communications services with the trade name McLeodUSA in combination with the distinctive black-and-yellow motif of our telephone directories.

Provide outstanding customer service. Our customer service representatives are available 24 hours a day, seven days a week, to answer customer calls. Our customer-focused software and systems allow our representatives immediate access to our customer and network data, enabling a rapid and effective response to customer requests.

Emphasize small and medium sized businesses. We primarily target small and medium sized businesses because we believe we can rapidly capture customer share by providing face-to-face business sales and strong service support to these customers.

Expand our fiber optic communications network. We are building a state-of-the-art fiber optic communications network to deliver multiple services and reduce operating costs.

Expand our intra-city fiber optic communications network. Within selected cities, we plan to extend our network directly to our customers' locations. This will allow us to provide expanded services and reduce the expense of leasing communications facilities from the existing local telephone company.

Explore acquisitions and strategic alliances. We plan to pursue acquisitions, joint ventures and strategic alliances that expand or complement our business.

Leverage proven management team. Our executive management team consists of veteran telecommunications managers who successfully implemented similar customer-focused telecommunications strategies in the past.

                                ----------------
As of June 30, 1999, based on our business plan, capital requirements and growth projections as of that date, we estimated that we would require approximately $1.4 billion through 2001 to fund our planned capital expenditures and operating expenses. Our estimated aggregate capital requirements include the projected cost of:

 .  building our fiber optic communications network, including intra-city fiber optic networks
 .  expanding operations in existing and new markets
 .  developing wireless services
 .  funding general corporate expenses
 .  integrating acquisitions
 .  constructing, acquiring, developing or improving telecommunication assets

We expect to use the following to address our capital needs:
 .  approximately $   million in net proceeds from the sale of the Series A
   preferred stock
 .  approximately $523.0 million of cash and investments on hand at June 30,
   1999
 .  projected operating cash flow
 .  additional issuances of debt or equity securities

Our estimate of future capital requirements is a forward-looking statement within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual amount and timing of our future capital requirements is subject to risks and uncertainties and may differ materially from our estimates. Accordingly, we may need additional capital to continue to expand our markets, operations, facilities, network and services. See "Risk Factors--Failure to Raise Necessary Capital Could Restrict Our Ability to Develop Our Network and Services and Engage in Strategic Acquisitions."

                                ----------------
Our principal executive offices are located at McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177, and our phone number is (319) 364-0000.

                                  The Offering

Series A Preferred Stock
 Offered.........................  800,000 Shares
Over-Allotment Option............  We have granted the underwriters an option to purchase up to
                                   120,000 additional shares of Series A preferred stock to cover over-allotments. If the over-allotment option is exercised in full by the underwriters, the total offering price, underwriters' discounts, and proceeds to us (before expenses) will be $
                                   million, $    million and $    million, respectively.
Dividends........................  Holders of Series A preferred stock will be entitled to receive
                                   cumulative dividends at an annual rate of   % of the liquidation
                                   preference payable quarterly on each  ,  ,  , and   ,
                                   commencing on    , 1999. Dividends will accrue from the date
                                   of the original issuance of the Series A preferred stock. Any dividend on the Series A preferred stock shall be, at our option, payable (1) in cash or (2) through the issuance of a number of shares of our Class A common stock equal to the dividend amount divided by the Discounted Current Market Value.
                                          For the foreseeable future, we intend to pay these dividends solely in shares of Class A common stock. If, in the future, we were to consider paying cash dividends on the Series A preferred stock we would have to comply with the restrictions contained in the indentures governing our outstanding indebtedness. See "Risk Factors--We Are Restricted from
                                          Paying Cash Dividends" and "Description of the Series A Preferred
                                          Stock--Dividends."
Conversion into Class A Common     Series A preferred stock is convertible at the option of its holder,
 Stock...........................  unless previously redeemed, at any time after the issue date, into shares of our Class A common stock at a conversion rate of shares of Class A common stock for each share of Series A preferred
                                   stock (representing a conversion price of $    per share of
                                   Class A common stock), subject to adjustment in certain events.
                                   In addition, if on or after     , 2002, the closing price of our
                                   Class A common stock has equaled or exceeded 135% of the
                                   Conversion Price for at least 20 out of 30 consecutive days on which the Nasdaq National Market is open for the transaction of business, we will have the option to convert all the Series A preferred stock into Class A common stock at the then current conversion rate.
                                   See "Description of the Series A Preferred Stock-- Conversion Rights."
Liquidation Preference...........  $500 per share. See "Description of the Series A Preferred Stock
                                   --Liquidation Preference."
Redemption.......................  We may redeem, for cash, shares of our Class A common stock or both, the Series A preferred stock at a redemption price
                                   of   % of the liquidation preference, plus accumulated and
                                   unpaid dividends to the redemption date, on or after     ,
                                   2001, but prior to     , 2002, if the closing price of our
                                   Class A common stock equals or exceeds 150% of the conversion
                                   price, currently equal to $    per share, for a specified trading
                                   period, which we refer to as the provisional redemption. In addition to the payments in the previous sentence,
                                    holders will receive a
                                    payment equal to the present value of the
                                    dividends that would
                                    thereafter have been payable on the Series
                                    A preferred stock from
                                    the redemption date to      , 2002.
                                    Except in the circumstances described
                                    above, we may not redeem the Series A
                                    preferred stock prior to     , 2002.
                                    Thereafter, each share of Series A
                                    preferred stock may be redeemed, at our
                                    option, initially at a redemption price of
                                      % of the liquidation preference and
                                    thereafter at prices declining to 100% on
                                    and after     , plus in each case, all
                                    accumulated and unpaid dividends. In
                                    addition, we may also redeem the Series A
                                    Preferred Stock under certain other limited
                                    circumstances as provided in our
                                    certificate of incorporation. See
                                    "Description of the Series A Preferred
                                    Stock--Redemption."
 Voting Rights....................  Except as required by law, the holders of the Series A preferred stock will not be
                                    entitled to any voting rights unless
                                    payments of dividends on the Series A
                                    preferred stock are in arrears and unpaid
                                    for an aggregate of six or more quarterly
                                    dividend payments. In such an event, the
                                    holders of the Series A preferred stock
                                    (together with holders of other series of
                                    preferred stock having similar rights) will
                                    be entitled to elect the lesser of two
                                    directors to the board of directors or that
                                    number of directors constituting at least
                                    25% of the board of directors, until such
                                    time as all dividend arrearages have been
                                    paid. See "Description of the Series A
                                    Preferred Stock--Voting Rights."
 Change of Control................  Upon the occurrence of a Change of Control or a Common Stock Change of Control, we
                                    will adjust the Conversion Price. The terms
                                    "Change of Control," "Common Stock Change
                                    of Control" and "Conversion Price" are
                                    defined in the "Description of the Series A
                                    Preferred Stock--Conversion Rights."
 Ranking..........................  The Series A preferred stock will be, with respect to dividends and upon liquidation,
                                    dissolution or winding-up:
                                    . junior to all our existing and future
                                      debt obligations
                                    . junior to each class of capital stock or
                                      series of preferred stock, the terms of
                                      which expressly provide that it ranks
                                      senior to the Series A preferred stock
                                    . on a parity with each class of capital
                                      stock or series of preferred stock, the
                                      terms of which expressly provide that it
                                      ranks on a parity with the Series A
                                      preferred stock
                                    . senior to all classes of our common stock
                                      and each other class of capital stock or
                                      series of preferred stock, the terms of
                                      which do not expressly provide that it
                                      ranks senior to or on a parity with the
                                      Series A preferred stock
                                    See "Description of the Series A Preferred
                                     Stock--Ranking."
 Proposed Nasdaq National
  Market symbol...................  MCLDA

 Use of Proceeds..................  The net proceeds from the offering will be used to fund:
                                    . development and construction costs of our
                                      fiber optic network, and construction,
                                      acquisition, development and improvement
                                      of our telecommunications assets
                                    . market expansion activities
                                    . development, construction and operations
                                      necessary to include wireless services as
                                      part of our communications services and
                                    . additional working capital and general
                                      corporate purposes

                                  Risk Factors

  You should consider carefully all of the information contained and incorporated by reference in this prospectus supplement and accompanying prospectus, including the information set forth under the caption "Risk Factors," before making an investment in the Series A preferred stock.

                              Recent Developments

                  Acquisition of Ovation Communications, Inc.

  On March 31, 1999, we acquired Ovation Communications, Inc. for an aggregate of 11,193,234 shares of our Class A common stock, after giving effect to the two-for-one stock split described below, and $121.3 million in cash. We paid approximately $105.6 million of the outstanding debt of Ovation at the time of the transaction.

  Ovation is a diversified communications services company serving business customers primarily in larger metropolitan areas in Minnesota, Illinois and Wisconsin (such as Minneapolis/St. Paul, Chicago and Milwaukee) and in small to mid-sized cities in Michigan. Ovation provides the following services:

  . local and network access

  . local and long distance telephone

  . voice mail, teleconferencing and calling card

  . Internet access

                         Announcement of Data Strategy

  On April 14, 1999, we announced plans to offer high-speed digital access and data services as part of our integrated communications product package using DSL (Digital Subscriber Line) and other technologies. These services are expected to include:

  . basic dial tone transmitted digitally

  . high-speed data communications for Internet and intranet applications

  . commercial network connections for local area, metropolitan area and wide area networks

                     Follow-on Offering of Secondary Shares

  On May 18, 1999, we completed the sale of 18,000,000 shares of Class A common stock in a secondary offering for the benefit of several selling stockholders at a sale price of $27 13/16 per share, after giving effect to the two-for-one stock split described below. We received no proceeds from the sale of these shares.

Agreements to Acquire Access Communications Holdings, Inc. and S.J. Investments
                                 Holdings, Inc.

  On June 1, 1999, we entered into an Agreement and Plan of Merger with Access Communications Holdings, Inc., a Utah corporation and certain of the stockholders of Access, pursuant to which we will acquire Access.

  As a result of the Access merger, the outstanding shares of common stock of Access will be converted in the aggregate into the right to receive approximately $23.3 million and 1,939,864 shares of our Class A common stock, after giving effect to the two-for-one stock split described below. We also will assume approximately $48.3 million in Access debt.

  In a related transaction, on June 1, 1999, we entered into an Agreement and Plan of Merger with an affiliated company of Access, S.J. Investments Holdings, Inc., a Utah corporation, and the stockholders of SJIH, pursuant to which we will acquire SJIH.

  As a result of the SJIH merger, the outstanding shares of common stock of SJIH will be converted in the aggregate into the right to receive $25 million and 1,939,864 shares of our Class A common stock, after giving effect to the two-for-one stock split described below. We also will assume approximately $48.3 million in SJIH debt. Consummation of the Access merger and the SJIH merger are subject to the satisfaction of certain conditions.

  Although two legally separate corporations, Access and SJIH conduct business as Access Long Distance. Access Long Distance serves business and residential customers in the states of Arizona, California, Colorado, Florida, Idaho, Nevada, New Mexico, Oregon, Utah and Washington. As of March 31, 1999, Access Long Distance served approximately 17,500 commercial customers and approximately 11,600 residential customers, generating 1998 revenues of $87 million. Access

Long Distance is a switch-based provider of commercial and residential telecommunications services, including long distance, toll-free and prepaid calling cards. In addition, Access Long Distance also sells enhanced toll-free services.

                             Market Area Expansion

  As a result of the Access Long Distance agreements, we will add four new states to our current 16-state Midwest and Rocky Mountain market area: Arizona, New Mexico, Oregon and Washington, and provide coverage of the entire U S WEST geography. The additional states increase our addressable voice and data market by approximately 23%.

                            Two-For-One Stock Split

  On June 30, 1999, we declared a two-for-one stock split to be effected in the form of a stock dividend on our Class A common stock. The record date for the stock split was July 12, 1999 and the distribution of the additional shares took place on July 26, 1999.

               Summary Consolidated Financial and Operating Data

  The information in the following table is based on historical financial information included in our prior SEC filings, including our annual report on Form 10-K for the fiscal year ended December 31, 1998. The following summary financial information should be read in connection with this historical financial information, including the notes which accompany such financial information. This historical financial information is considered a part of this document. See "Where You Can Find More Information." Our audited historical financial statements as of December 31, 1998 and 1997, and for each of the three years ended December 31, 1998 were audited by Arthur Andersen LLP, independent public accountants.

  The information in the table on the following page reflects consolidated financial information for the following companies we have acquired:

      Acquired Company                     Date Acquired
      ----------------                     -------------
      MWR Telecom, Inc.                    April 28, 1995
      Ruffalo, Cody & Associates, Inc.     July 15, 1996
      Telecom*USA Publishing Group Inc.  September 20, 1996
      Consolidated Communications, Inc.  September 24, 1997
      Ovation Communications, Inc.         March 31, 1999

  The operations statement data and other financial data in the table include the operations of these companies beginning on the dates they were acquired. The balance sheet data in the table include the financial position of these companies at the end of the periods presented, beginning with the period in which they were acquired. These acquisitions affect the comparability of the financial data for the periods presented.

  On June 30, 1999, we announced that our board of directors had declared a two-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was July 12, 1999. Stockholders of record at the market close on that date will receive one additional share of our Class A common stock for each share held. Distribution of the additional shares took place on July 26, 1999. All information in the following table has been adjusted to reflect the two-for-one stock split.

  The pro forma information presented in the operations statement data and other financial data in the table reflects the operations of Ovation as if the Ovation acquisition had occurred on January 1, 1998 and the pro forma information in the balance sheet data in the table includes Ovation's financial position as of December 31, 1998.

  The pro forma information presented in the operations statement data and other financial data in the table includes the effects of the issuance of $300 million principal amount of our 8 3/8% senior notes in March 1998, $300 million principal amount of our 9 1/2% senior notes in October 1998 and $500 million principal amount of the 8 1/8% senior notes in February 1999 as if they had occurred at the beginning of 1998 and the pro forma information presented in the balance sheet data in the table includes the effects of the issuance of the 8 1/8% senior notes as if it had occurred at the end of 1998.

  The ratio of earnings to fixed charges and preferred stock dividends is calculated as follows: earnings consist of net loss before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all debt (including capitalized interest), amortization of debt discount and deferred loan costs and the portion of rental expense that is representative of the interest component of rental expense (deemed to be one-third of rental expense which management believes is a reasonable approximation of the interest component). Preferred stock dividends means the amount of pre-tax earnings that is required to pay the dividends on outstanding preferred stock. We had no shares of preferred stock outstanding during any of the periods presented. For each of the years ended December 31, 1994, 1995, 1996, 1997 and 1998, earnings were insufficient to cover fixed charges by $11.4 million, $11.4 million, $22.6 million, $84.4 million and $135.5 million, respectively. For the three months ended March 31, 1998 and 1999, earnings were insufficient to cover fixed charges by $32 million and $51.7 million, respectively. On a pro forma basis, earnings would not have been sufficient to cover fixed charges by $188.6 million and $61.7 million for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively.

                                                 (table begins on the next page)

               Summary Consolidated Financial and Operating Data
              (In thousands, except per share and operating data)

                                 Year Ended December 31,               Three Months Ended March 31,
                         ------------------------------------------ -----------------------------------
                                                         Pro Forma                           Pro Forma
                           1996      1997      1998        1998        1998        1999        1999
                         --------  --------  ---------  ----------- ----------- ----------- -----------
                                                        (unaudited) (unaudited) (unaudited) (unaudited)
Operations Statement
 Data:
 Revenue................ $ 81,323  $267,886  $ 604,146   $ 625,181   $134,331    $181,109    $200,805
                         --------  --------  ---------   ---------   --------    --------    --------
 Operating expenses:
  Cost of service.......   52,624   151,190    323,208     329,527     75,045      92,459      99,797
  Selling, general and
   administrative.......   46,044   148,158    260,931     274,420     58,768      79,811      90,691
  Depreciation and
   amortization.........    8,485    33,275     89,107     109,720     19,431      35,110      41,680
  Other.................    2,380     4,632      5,575       5,575      1,900         --          --
                         --------  --------  ---------   ---------   --------    --------    --------
  Total operating
   expenses.............  109,533   337,255    678,821     719,242    155,144     207,380     232,168
                         --------  --------  ---------   ---------   --------    --------    --------
 Operating loss.........  (28,210)  (69,369)   (74,675)    (94,061)   (20,813)    (26,271)    (31,363)
 Interest income
  (expense), net........    5,369   (11,967)   (52,234)    (85,898)   (10,141)    (21,204)    (26,074)
 Other non-operating
  income................      495     1,426      1,997       1,997        687          (1)         (1)
 Income taxes...........      --        --         --          --         --          --          --
                         --------  --------  ---------   ---------   --------    --------    --------
 Net loss............... $(22,346) $(79,910) $(124,912)  $(177,962)  $(30,267)   $(47,476)   $(57,438)
                         ========  ========  =========   =========   ========    ========    ========
 Loss per common share.. $   (.28) $   (.73) $    (.99)  $   (1.30)  $   (.24)   $   (.36)   $   (.40)
                         ========  ========  =========   =========   ========    ========    ========
 Weighted average common
  shares outstanding....   81,012   109,948    125,614     136,808    124,454     132,242     143,436
                         ========  ========  =========   =========   ========    ========    ========
 Ratio of earnings to
  fixed charges and
  preferred stock
  dividends.............      --        --         --          --         --          --          --
                         ========  ========  =========   =========   ========    ========    ========

                                                                     March 31,
                                              December 31,             1999
                                     ------------------------------ -----------
                                       1996      1997       1998      Actual
                                     -------- ---------- ---------- -----------
                                                                    (unaudited)
Balance Sheet Data:
 Current assets..................... $224,401 $  517,869 $  793,192 $   974,218
 Working capital.................... $185,968 $  378,617 $  613,236 $   740,191
 Property and equipment, net........ $ 92,123 $  373,804 $  629,746 $   828,591
 Total assets....................... $452,994 $1,345,652 $1,925,197 $ 2,836,380
 Long-term debt less current
  maturities........................ $  2,573 $  613,384 $1,245,170 $ 1,776,475
 Stockholders' equity............... $403,429 $  559,379 $  462,806 $   785,415

                                Year Ended December 31,              Three Months Ended March 31,
                         ---------------------------------------- -----------------------------------
                                                       Pro Forma                           Pro Forma
                           1996      1997      1998      1998        1998        1999        1999
                         --------  --------  -------- ----------- ----------- ----------- -----------
                                                      (unaudited) (unaudited) (unaudited) (unaudited)
Other Financial Data:
 Capital expenditures,
  including business
  acquisitions.......... $173,782  $601,137  $339,660 $   739,497 $    48,930 $   538,897 $   560,894
 EBITDA(1).............. $(17,345) $(31,462) $ 20,007 $    21,234 $       518 $     8,839 $    10,317

                                                     December 31,      March 31,
                                                ---------------------- ---------
                                                 1996   1997    1998     1999
                                                ------ ------- ------- ---------
Operating Data:                                           (unaudited)
Local lines.................................... 65,400 282,600 397,600  494,700
Cities and towns served........................    120     227     269      408
Central offices/switches.......................    --      366     415      488
Route miles....................................  2,352   4,908   7,120    7,654
Employees......................................  2,077   4,941   5,300    6,109

--------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. We have included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                                  RISK FACTORS

  You should carefully consider the following risk factors and the other information in this prospectus supplement before investing in our securities. You should also consider the additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents considered a part of this prospectus supplement and accompanying prospectus. See "Where You Can Find More Information."

Fluctuations in the Market Price of Our Class A Common Stock May Make it More Difficult for Us to Raise Capital.

  The market price of our Class A common stock is extremely volatile and has fluctuated over a wide range. These fluctuations may impair our ability to raise capital by offering equity securities. The market price may continue to fluctuate significantly in response to various factors, including:

  . market conditions in the industry

  . announcements or actions by competitors

  . low trading volume

  . sales of large amounts of our Class A common stock in the public market or the perception that such sales could occur

  . quarterly variations in operating results or growth rates

  . changes in estimates by securities analysts

  . regulatory and judicial actions

  . general economic conditions

We May Not Be Able to Successfully Integrate Acquired Companies into Our Operations, Which Could Slow Our Growth.

  The integration of acquired companies into our operations involves a number of risks, including:

  . difficulty integrating new operations and personnel

  . diversion of management attention

  . potential disruption of ongoing business

  . inability to retain key personnel or customers

  . inability to successfully incorporate new assets and rights into our service offerings

  . inability to maintain uniform standards, controls, procedures and policies

  . impairment of relationships with employees, customers or vendors

  Failure to overcome these risks or any other problems encountered in connection with acquisition transactions could slow our growth or lower the quality of our services, which could reduce customer demand and adversely affect our business.

Continued Rapid Growth of Our Network, Services and Subscribers Could Be Slowed if We Cannot Manage this Growth.

  We have rapidly expanded and developed our network, services and subscriber base. For example, we recently announced plans to offer high-speed digital access and data services. Our expansion and development have placed and will continue to place significant demands on our management, operational and financial systems and procedures and controls. We may not be able to manage our anticipated growth effectively, which would adversely affect our business, results of operations and financial condition.

Further expansion and development will depend on a number of factors, including:

  . cooperation of the existing local telephone companies

  . regulatory, judicial and governmental developments

  . changes in the competitive climate in which we operate

  . development of customer billing, order processing and network management systems

  . availability of financing

  . technological developments

  . availability of rights-of-way, building access and antenna sites

  . existence of strategic alliances or relationships

  . emergence of future opportunities

  We will need to continue to improve our operational and financial systems and our procedures and controls as we grow. We must also develop, train and manage our employees.

We Expect to Incur Significant Losses Over the Next Several Years.

  If we do not become profitable in the future, the value of our Class A common stock may fall and we could have difficulty obtaining funds to continue our operations. We have incurred net losses every year since we began operations. Since January 1, 1994, our net losses have been as follows:

                                   Net Losses

Period                                                                Amount
------                                                            --------------
1994............................................................. $ 11.4 million
1995............................................................. $ 11.3 million
1996............................................................. $ 22.3 million
1997............................................................. $ 79.9 million
1998............................................................. $124.9 million

We expect to incur net losses during the next several years while we develop our businesses, expand our fiber optic communications network and develop wireless services.

Failure to Raise Necessary Capital Could Restrict Our Ability to Develop Our Network and Services and Engage in Strategic Acquisitions.

  We need significant capital to continue to expand our operations, facilities, network and services. We cannot assure you that our capital resources will permit us to fund our planned network deployment and operations or achieve operating profitability. Our failure to generate or raise sufficient funds may require us to delay or abandon some of our expansion plans or expenditures, which could adversely affect our business and competitive position.

  As of June 30, 1999, based on our business plan, capital requirements and growth projections as of that date, we estimated that we would require approximately $1.4 billion through 2001 to fund our capital expenditures and operating expenses. Our estimated aggregate capital requirements include the projected costs of:

  . building our fiber optic communications network, including intra-city fiber optic networks

  . expanding operations in existing and new markets

  . developing wireless services

  . funding general corporate expenses

  . integrating acquisitions

  . constructing, acquiring, developing or improving telecommunications assets

  Our estimate of future capital requirements is a forward-looking statement within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual amount and timing of our future capital requirements may differ substantially from our estimate due to factors such as:

  . strategic acquisition costs and effects of acquisitions on our business plan, capital requirements and growth projections

  . unforeseen delays

  . cost overruns

  . engineering design changes

  . changes in demand for our services

  . regulatory, technological or competitive developments

  . new opportunities

  We also expect to evaluate potential acquisitions, joint ventures and strategic alliances on an ongoing basis. We may require additional financing if we pursue any of these opportunities.

  We may meet any additional capital needs by issuing additional debt or equity securities or borrowing funds from one or more lenders. We cannot assure you that we will have timely access to additional financing sources on acceptable terms. If we do not have such access, we may not be able to expand our markets, operations, facilities, network and services through acquisitions as we intend.

Our High Level of Debt Could Limit Our Flexibility in Responding to Business Developments and Put Us at a Competitive Disadvantage.

  We have substantial debt, which could adversely affect us in a number of ways, including:

  . limiting our ability to obtain necessary financing in the future

  . limiting our flexibility to plan for, or react to, changes in our business

  . requiring us to use a substantial portion of our cash flow from operations to pay our debt obligations rather than for other purposes, such as working capital or capital expenditures

  . making us more highly leveraged than some of our competitors, which may place us at a competitive disadvantage

  . making us more vulnerable to a downturn in our business

  As of March 31, 1999, we had $1.8 billion of long-term debt and $785.4 million of stockholders' equity. As a result, we expect our fixed charges to exceed our earnings for the foreseeable future.

Covenants in Debt Instruments Restrict Our Capacity to Borrow and Invest, Which Could Impair Our Ability to Expand or Finance Our Operations.

  The indentures governing the terms of our long-term debt impose operating and financial restrictions that limit our discretion on some business matters, which could make it more difficult for us to expand, finance our operations or engage in other business activities that may be in our interest. These restrictions limit or prohibit our ability to:

  . incur additional debt

  . pay dividends or make other distributions

  . make investments or other restricted payments

  . enter into sale and leaseback transactions

  . pledge or mortgage assets or otherwise create liens

  . enter into transactions with related persons

  . sell assets

  . consolidate, merge or sell all or substantially all of our assets

If we fail to comply with these restrictions, all of our long-term debt could become immediately due and payable.

Our Ability to Pay Cash Dividends is Restricted.

  We have never paid any cash dividends. We do not anticipate paying any cash dividends for the foreseeable future. The indentures governing our debt restrict our ability to pay cash dividends. You should not expect that cash dividends will be paid on the shares of our Series A preferred stock or on the shares of our Class A common stock that you may acquire upon the conversion of the Series A preferred stock.

Our Dependence on Regional Bell Operating Companies to Provide Most of Our Communications Services Could Make it Harder for Us to Offer Our Services at a Profit.

  We depend on the regional Bell operating companies to provide most of our core local and some of our long distance services. Today, without using the communications facilities of these companies, we could not provide bundled local and long distance services to most of our customers. Because of this dependence, our communications services are highly susceptible to changes in the conditions for access to these facilities and we may therefore have difficulty offering our services at profitable and competitive rates.

  U S WEST Communications, Inc., Ameritech Corporation and Southwestern Bell Telephone Company are our primary suppliers of local lines to our customers and communications services that allow us to transfer and connect calls. Their communications facilities allow us to provide (1) local service, (2) long distance service and (3) private lines dedicated to our customers' use. If these or other companies deny or limit our access to their communications network elements or wholesale services, we may not be able to offer profitable communications services.

  Our plans to provide local service using our own communications network equipment also depend on the regional Bell operating companies. In order to interconnect our network equipment and other communications facilities to network elements controlled by the regional Bell operating companies, we must first negotiate and enter into interconnection agreements with them. Interconnection obligations imposed on the regional Bell operating companies by the Telecommunications Act of 1996 have been, and continue to be, subject to a variety of legal proceedings, which could affect our ability to obtain interconnection agreements on acceptable terms. We cannot assure you that we will succeed in obtaining interconnection agreements on terms that would permit us to offer local services using our own communications network facilities at profitable and competitive rates.

Actions by U S WEST May Make it More Difficult for Us to Offer Our Communications Services.

  U S WEST has introduced several measures that may make it more difficult for us to offer our communications services. For example, in February 1996, U S WEST filed tariffs and other notices with the public utility commissions in its fourteen-state service region to limit future Centrex access to its switches. Centrex access allows us to aggregate lines, have control over several characteristics of those lines and provide a set of standard features on those lines. We use U S WEST's Centrex services to provide most of our local communications services in U S WEST's service territories.

  In January 1997, U S WEST also proposed interconnection surcharges in several of the states in its service region, which would increase our costs of providing communications services in those states.

  We have challenged or are challenging these actions by U S WEST before the FCC or applicable state public utility commissions. We cannot assure you we will succeed in our challenges to these or other actions by U S WEST that would prevent or deter us from using U S WEST's Centrex service or communications network elements. If U S WEST successfully withdraws or limits our access to Centrex services in any jurisdiction, we may not be able to offer communications services in that jurisdiction, which could adversely affect our business.

  We anticipate that U S WEST will also pursue legislation in states within our target market area to reduce state regulatory oversight over its rates and operations. If adopted, these initiatives could make it more difficult for us to challenge U S WEST's actions in the future.

Competition in the Communications Services Industry Could Cause Us to Lose Customers and Revenue and Could Make it More Difficult for Us to Enter New Markets.

  We face intense competition in all of our markets. This competition could result in loss of customers and lower revenue for us. It could also make it more difficult for us to enter new markets. Existing local telephone companies, including U S WEST, Ameritech, Southwestern Bell and GTE, currently dominate their local telecommunications markets. Three major competitors, AT&T, MCI WorldCom and Sprint, dominate the long distance market. Hundreds of other companies also compete in the long distance marketplace. AT&T, MCI WorldCom and Sprint also offer local telecommunications services in many locations.

  We also compete with other communications services companies which, like us, compete with the existing local telephone companies in some markets.

  Other competitors may include cable television companies, providers of communications network facilities dedicated to particular customers, providers of digital access and data services, microwave and satellite carriers, wireless telecommunications providers, private networks owned by large end-users, and telecommunications management companies.

  These and other firms may enter the markets where we focus our sales efforts. Many of our existing and potential competitors have financial and other resources far greater than our own. In addition, the trend toward mergers and strategic alliances in the communications industry may strengthen some of our competitors, which could put us at a significant competitive disadvantage.

We May Not Succeed in Developing or Making a Profit from Wireless Services.

  Our proposal to offer wireless services involves a high degree of risk and will impose significant demands on our management and financial resources. Developing wireless services may require us to, among other things, spend substantial time and money to acquire, build and test a wireless infrastructure and enter into roaming arrangements with wireless operators in other markets. We may not succeed in developing wireless services. Even if we spend substantial amounts to develop wireless services, we may not make a profit from wireless operations.

  Our ability to successfully offer wireless services will also depend on a number of factors beyond our control, including:

  . changes in communications service rates charged by other companies

  . changes in the supply and demand for wireless services due to competition with other wireline and wireless operators in the same geographic area

  . changes in the federal, state or local regulatory requirements affecting the operation of wireless systems

  . changes in wireless technologies that could render obsolete the technology and equipment we choose for our wireless services

Competition in the Wireless Telecommunications Industry Could Make it Harder for Us to Successfully Offer Wireless Services.

  The wireless telecommunications industry is experiencing increasing competition and significant technological change. This will make it harder for us to gain a share of the wireless communications market. We expect up to eight wireless competitors in each of our target wireless markets. We could face additional competition from mobile satellite services.

  Many of our potential wireless competitors have financial and other resources far greater than our own and have more experience testing new or improved products and services. In addition, several wireless competitors operate or plan to operate, wireless telecommunications systems that encompass most of the United States, which could give them a significant competitive advantage, particularly if we only offer regional wireless services.

The Success of Our Communications Services Will Depend on Our Ability to Keep Pace with Rapid Technological Changes in Our Industry.

  Communications technology is changing rapidly. These changes influence the demand for our services. We need to be able to anticipate these changes and to develop new and enhanced products and services quickly enough for the changing market. This will determine whether we can continue to increase our revenues and number of subscribers and be competitive. Failure to adapt to these changes may adversely affect our business.

The Loss of Key Personnel Could Weaken Our Technical and Operational Expertise, Delay Our Introduction of New Services or Entry into New Markets and Lower the Quality of Our Service.

  We may not be able to attract, develop, motivate and retain experienced and innovative personnel. There is intense competition for qualified personnel in our business. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could cause us to make less successful strategic decisions, which could hinder the introduction of new services or the entry into new markets. We could also be less prepared for technological or marketing problems, which could reduce our ability to serve our customers and lower the quality of our services. As a result, our financial condition could worsen.

  Our future success depends on the continued employment of our senior management team, particularly Clark E. McLeod, our Chairman and Chief Executive Officer, and Stephen C. Gray, our President and Chief Operating Officer. We do not have term employment agreements with these employees.

Failure to Obtain and Maintain Necessary Permits and Rights-of-Way Could Delay Installation of Our Networks and Interfere with Our Operations.

  To obtain access to rights-of-way needed to install our fiber optic cable, we must reach agreements with state highway authorities, local governments, transit authorities, local telephone companies, other utilities, railroads, long distance carriers and other parties. The failure to obtain or maintain any rights-of-way could delay our planned network expansion, interfere with our operations and adversely affect our business. For example, if we lose access to a right-of-way, we may need to spend significant sums to remove and relocate our facilities.

Government Regulation May Increase Our Cost of Providing Services, Slow Our Expansion into New Markets and Subject Our Services to Additional Competitive Pressures.

  Our facilities and services are subject to federal, state and local regulation. The time and expense of complying with these regulations could slow down our expansion into new markets, increase our costs of providing services and subject them to additional competitive pressures. One of the primary purposes of the Telecommunications Act of 1996 was to open the local telephone services market to competition. While this has presented us with opportunities to enter local telephone markets, it also has provided important benefits to the existing local telephone companies, such as the ability, under specified conditions, to provide out-of-region long distance service to customers in their respective regions. In addition, we need to obtain and maintain licenses, permits and other regulatory approvals in connection with some of our services. Any of the following could adversely affect our business:

  . failure to maintain proper federal and state tariffs

  . failure to maintain proper state certifications

  . failure to comply with federal, state or local laws and regulations

  . failure to obtain and maintain required licenses and permits

  . burdensome license or permit requirements to operate in public rights-of-way

  . burdensome or adverse regulatory requirements

Our Management and Principal Stockholders Can Control McLeodUSA and May Have Different Interests Than Those of Other Stockholders.

  As of July 1, 1999, Interstate Energy Corporation, M/C Investors L.L.C., Media/Communications Partners III Limited Partnership, Richard A. Lumpkin and various trusts for the benefit of his family, Clark and Mary McLeod, and our directors and executive officers beneficially owned approximately 40% of our outstanding Class A common stock. These stockholders can collectively control management policy and may be able to control corporate actions requiring a stockholder vote, including election of the board of directors. Conflicts of interest may arise between the interests of these stockholders and our other stockholders. For example, the fact that these stockholders hold so much Class A common stock could make it more difficult for a third party to acquire us. You should expect these stockholders to resolve any conflicts in their favor.

Computer Systems May Malfunction and Interrupt Our Services if We and Our Suppliers Do Not Attain Year 2000 Readiness.

  We and our major suppliers of communications services and network elements rely greatly on computer systems and other technological devices. These may not be capable of recognizing January 1, 2000 or subsequent dates. This problem could cause any or all of our systems or services to malfunction or fail.

  We are reviewing our computer systems and programs and other technological devices to determine which are not capable of recognizing the Year 2000 and to verify system readiness for the millennium date. The review covers all of our operations and is centrally managed. This review may not be sufficient, however, to prevent interruptions to our systems and services.

  Some of our critical operations and services depend on other companies. For example, we depend on the existing local telephone companies, primarily the regional Bell operating companies, to provide most of our local and some of our long distance services. To the extent U S WEST, Ameritech or Southwestern Bell fail to address Year 2000 issues which might interfere with their ability to fulfill their obligations to us, it could interfere with our operations. If we, our major vendors, our material service providers or our customers fail to address Year 2000 issues in a timely manner, our business, results of operations and financial condition could be adversely affected.

Secondary Sales of Our Class A Common Stock in the Public Market Could Adversely Affect Our Stock Price.

  We cannot assure you that the market price of our Class A common stock will not fluctuate or decline significantly in the future as a consequence of sales by existing stockholders. Accordingly, there can be no assurance that the market price of the Class A common stock will exceed the Conversion Price of the Series A preferred stock.

  As of July 1, 1999, after giving effect to the two-for-one stock split announced June 30, 1999, there were outstanding:

  . 150.4 million shares of our Class A common stock

  . options to purchase 26.7 million shares of our Class A common stock

  . 62.8 million shares of Class A common stock owned by Interstate Energy, M/C Investors, Media/Communications Partners III, Richard A. Lumpkin and various trusts for the benefit of his family, Clark and Mary McLeod, and our directors and executive officers, all of which were eligible for sale in the public market either in accordance with Rule 144 under the Securities Act of 1933 or otherwise.

Payment of Dividends in Shares of Class A Common Stock May Not Result in Stated Dividend Yield.

  In the event dividends are paid in shares of Class A common stock, the number of shares of Class A common stock to be issued on each dividend payment date will be determined by dividing the total dividend to be paid on each share of Series A preferred stock by the Discounted Current Market Value, as defined under "Description of the Series A Preferred Stock-- Dividends." If the market price of Class A common stock applicable in determining the Discounted Current Market Value is higher than the market price for the Class A common stock on the dividend payment date and you sell your Class A common stock at such lower price, your actual dividend yield could be lower than the stated dividend yield on the Series A preferred stock. In addition, you are likely to incur commissions and other transaction costs in connection with the sale of such Class A common stock.

The Series A Preferred Stock is Subordinated to All Our Liabilities.

  In the event of our bankruptcy, liquidation or winding-up, our assets will be available to pay obligations on the Series A preferred stock only after all indebtedness and other liabilities, including our existing senior notes, and all subsequent series of preferred stock which rank senior to the Series A preferred stock, have been paid. There may not be sufficient assets remaining to pay amounts due on any or all of the Series A preferred stock then outstanding. As of March 31, 1999, the Series A preferred stock would have been junior in right of payment to our $1.8 billion of long-term debt, of which $325.0 million is attributed to our subsidiaries.

Purchasers of Our Series A Preferred Stock Who Convert Their Shares to Class A Common Stock Will Incur Immediate Dilution.

  Persons purchasing Series A preferred stock who convert their shares into Class A common stock will incur immediate net tangible book value dilution of
$   per share, assuming that they converted all of their shares of Series A preferred stock on March 31, 1999. Our existing stockholders will receive an
immediate increase in net tangible book value of $   per share. The per share
amounts give effect to the two-for-one stock split announced June 30, 1999.

Our Series A Preferred Stock is a New Issue of Securities and Has Never Been Publicly Traded.

  Prior to this offering there has been no trading market for the Series A preferred stock. We will seek to have the Series A preferred stock listed for quotation on the Nasdaq National Market; however, no assurance can be given as to the liquidity of, or trading market for, the Series A preferred stock. If an active market for the Series A preferred stock fails to develop or be sustained, the trading price of such Series A preferred stock could be materially adversely affected.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

  This prospectus supplement and accompanying prospectus and the information incorporated by reference in them include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, our financing plans, our future capital requirements, forecasted demographic and economic trends relating to our industry, our ability to complete acquisitions, to realize anticipated cost savings and other benefits from acquisitions and to recover acquisition-related costs, and similar matters are forward-looking statements. These statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these statements by our use of forward-looking words such as "may," "will," "should," "anticipate," "estimate," "expect," "plan," "believe," "predict," "potential" or "intend." You should be aware that these statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from our expectations include those discussed in this prospectus supplement under the caption "Risk Factors." We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                                USE OF PROCEEDS

  We will use the net proceeds from the sale of Series A preferred stock along with funds available from prior offerings and from other financing sources: (1) to fund development and construction costs of our fiber optic network, including intra-city fiber optic networks, and construction, acquisition, development and improvement of telecommunications assets; (2) to fund market expansion activities in existing and new markets as well as acquisitions, joint ventures and strategic alliances; (3) to fund development, construction and operations necessary to include wireless services as part of our communications services; and (4) for additional working capital and other general corporate purposes, including funding operating deficits and net losses.

                                DIVIDEND POLICY

  We have never declared or paid any cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future. The indentures that govern the terms of our debt restrict our ability to pay cash dividends. Future dividends on our Class A common stock, if any, will be at the discretion of our board of directors and will depend upon, among other things, our operations, capital requirements and surplus, general financial condition, contractual restrictions in financing agreements and such other factors as our board of directors may deem relevant. Although we have the option under the Certificate of Designations of the Series A preferred stock of paying dividends in cash, because of the restrictions contained in our indentures, we do not expect to pay dividends in cash in the foreseeable future. Rather, we expect to pay such dividends in shares of our Class A common stock.

                      MARKET PRICE OF CLASS A COMMON STOCK

  Our Class A common stock is quoted on the Nasdaq National Market under the symbol "MCLD." The following table sets forth for the periods indicated the high and low sales price per share of our Class A common stock as reported by the Nasdaq National Market. All prices in the following table have been adjusted to reflect the two-for-one stock split effective July 26, 1999.

      1997                                                        High    Low
      ----                                                       ------- ------
      First Quarter............................................. $14.375 $8.688
      Second Quarter ...........................................  17.125  8.188
      Third Quarter.............................................  20.000 14.313
      Fourth Quarter............................................  20.875 16.000
      1998
      ----
      First Quarter.............................................  23.188 15.250
      Second Quarter ...........................................  24.156 19.000
      Third Quarter.............................................  20.063 10.688
      Fourth Quarter............................................  19.250  7.625
      1999
      ----
      First Quarter.............................................  22.125 15.188
      Second Quarter............................................  30.938 21.188
      Third Quarter (through August  , 1999)....................

  On August  , 1999, the last reported sale price of our Class A common stock
on the Nasdaq National Market was $   per share.

                                 CAPITALIZATION

  The following table shows our capitalization as of March 31, 1999, (1) on a historical basis as adjusted for the stock split announced June 30, 1999 and
(2) as adjusted to reflect the sale of 800,000 shares of our Series A preferred stock and the application of the proceeds from this offering, net of our estimated offering expenses and the underwriting discount. You should read this table together with our consolidated financial statements and related notes and the other financial data appearing elsewhere, or incorporated by reference, into this prospectus supplement and the accompanying prospectus.

                                                          March 31, 1999
                                                     --------------------------
                                                                    As
                                                     Historical  adjusted
                                                     ---------- ----------
                                                      (dollars in thousands)
Cash and cash equivalents........................... $  415,343 $  802,343
Investments in available-for-sale securities........    278,676    278,676
                                                     ---------- ----------
    Total cash, cash equivalents and investments in
     available-for-sale securities..................    694,019  1,081,019
                                                     ========== ==========
Short-term debt.....................................     10,276     10,276
Long-term debt......................................  1,776,475  1,776,475
                                                     ---------- ----------
Stockholders' equity:
  Class A common stock, $.01 par value, 250,000,000
   shares authorized; 148,881,788 shares issued and
   outstanding, actual..............................      1,489      1,489
  Class B common stock, convertible, $.01 par value,
   22,000,000 shares authorized; none issued or
   outstanding......................................        --         --
  Series A preferred stock, convertible, $.01 par
   value, 920,000 shares authorized; 800,000 shares
   issued and outstanding, as adjusted..............        --           8
  Additional paid-in capital........................  1,078,307  1,465,299
  Accumulated deficit...............................  (300,868)   (300,868)
  Accumulated other comprehensive income............      6,487      6,487
                                                     ---------- ----------
    Total stockholders' equity......................    785,415  1,172,415
                                                     ---------- ----------
    Total capitalization............................ $2,572,166 $2,959,166
                                                     ========== ==========

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

  The information in the following table is based on historical financial information included in our prior SEC filings, including our annual report on Form 10-K for the fiscal year ended December 31, 1998. The following summary financial information should be read in connection with this historical financial information, including the notes which accompany such financial information. This historical financial information is considered a part of this document. See "Where You Can Find More Information." Our audited historical financial statements as of December 31, 1998 and 1997, and for each of the three years ended December 31, 1998 were audited by Arthur Andersen LLP, independent public accountants.

  The information in the table on the following page reflects consolidated financial information for the following companies we have acquired:

      Acquired Company                     Date Acquired
      ----------------                     -------------
      MWR Telecom, Inc.                    April 28, 1995
      Ruffalo, Cody & Associates, Inc.     July 15, 1996
      Telecom^USA Publishing Group Inc.  September 20, 1996
      Consolidated Communications, Inc.  September 24, 1997
      Ovation Communications, Inc.         March 31, 1999

  The operations statement data and other financial data in the table include the operations of these companies beginning on the dates they were acquired. The balance sheet data in the table include the financial position of these companies at the end of the periods presented, beginning with the period in which they were acquired. These acquisitions affect the comparability of the financial data for the periods presented.

  On June 30, 1999, we announced that our board of directors had declared a two-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was July 12, 1999. Stockholders of record at the market close on that date will receive one additional share of our Class A common stock for each share held. Distribution of the additional shares took place on July 26, 1999. All information in the following table has been adjusted to reflect the two-for-one stock split.

  The pro forma information presented in the operations statement data and other financial data in the table reflects the operations of Ovation as if the Ovation acquisition had occurred on January 1, 1998 and the pro forma information in the balance sheet data in the table includes Ovation's financial position as of December 31, 1998.

  The pro forma information presented in the operations statement data and other financial data in the table includes the effects of the issuance of $300 million principal amount of our 8 3/8% senior notes in March 1998, $300 million principal amount of our 9 1/2% senior notes in October 1998 and $500 million principal amount of the 8 1/8% notes in February 1999 as if they had occurred at the beginning of 1998 and the pro forma information presented in the balance sheet data in the table includes the effects of the issuance of the 8 1/8% notes as if it had occurred at the end of 1998.

  The ratio of earnings to fixed charges and preferred stock dividends is calculated as follows: earnings consist of net loss before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all debt (including capitalized interest), amortization of debt discount and deferred loan costs and the portion of rental expense that is representative of the interest component of rental expense (deemed to be one-third of rental expense which management believes is a reasonable approximation of the interest component). Preferred stock dividends means the amount of pre-tax earnings that is required to pay the dividends on outstanding preferred stock. We had no preferred stock outstanding during any of the periods presented. For each of the years ended December 31, 1994, 1995, 1996, 1997 and 1998, earnings were insufficient to cover fixed charges by $11.4 million, $11.4 million, $22.6 million, $84.4 million and $135.5 million, respectively. For the three months ended March 31, 1998 and 1999, earnings were insufficient to cover fixed charges by $32 million and $51.7 million, respectively. On a pro forma basis, earnings would not have been sufficient to cover fixed charges by $188.6 and $61.7 million for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively.

                                                 (table begins on the next page)

              Selected Consolidated Financial and Operating Data
              (In thousands, except per share and operating data)

                                 Year Ended December 31,               Three Months Ended March 31,
                         ------------------------------------------ -----------------------------------
                                                         Pro Forma                           Pro Forma
                           1996      1997      1998        1998        1998        1999        1999
                         --------  --------  ---------  ----------- ----------- ----------- -----------
                                                        (unaudited) (unaudited) (unaudited) (unaudited)
Operations Statement
 Data:
 Revenue................ $ 81,323  $267,886  $ 604,146   $ 625,181   $134,331    $181,109    $200,805
                         --------  --------  ---------   ---------   --------    --------    --------
 Operating expenses:
  Cost of service.......   52,624   151,190    323,208     329,527     75,045      92,459      99,797
  Selling, general and
   administrative.......   46,044   148,158    260,931     274,420     58,768      79,811      90,691
  Depreciation and
   amortization.........    8,485    33,275     89,107     109,720     19,431      35,110      41,680
  Other.................    2,380     4,632      5,575       5,575      1,900         --          --
                         --------  --------  ---------   ---------   --------    --------    --------
  Total operating
   expenses.............  109,533   337,255    678,821     719,242    155,144     207,380     232,168
                         --------  --------  ---------   ---------   --------    --------    --------
 Operating loss.........  (28,210)  (69,369)   (74,675)    (94,061)   (20,813)    (26,271)    (31,363)
 Interest income
  (expense), net........    5,369   (11,967)   (52,234)    (85,898)   (10,141)    (21,204)    (26,074)
 Other non-operating
  income................      495     1,426      1,997       1,997        687          (1)         (1)
 Income taxes...........      --        --         --          --         --          --          --
                         --------  --------  ---------   ---------   --------    --------    --------
 Net loss............... $(22,346) $(79,910) $(124,912)  $(177,962)  $(30,267)   $(47,476)   $(57,438)
                         ========  ========  =========   =========   ========    ========    ========
 Loss per common share.. $   (.28) $   (.73) $    (.99)  $   (1.30)  $   (.24)   $   (.36)   $   (.40)
                         ========  ========  =========   =========   ========    ========    ========
 Weighted average common
  shares outstanding....   81,012   109,948    125,614     136,808    124,454     132,242     143,436
                         ========  ========  =========   =========   ========    ========    ========
 Ratio of earnings to
  fixed charges and
  preferred stock
  dividends.............      --        --         --          --         --          --          --
                         ========  ========  =========   =========   ========    ========    ========

                                                                     March 31,
                                              December 31,             1999
                                     ------------------------------ -----------
                                       1996      1997       1998      Actual
                                     -------- ---------- ---------- -----------
                                                                    (unaudited)
Balance Sheet Data:
 Current assets..................... $224,401 $  517,869 $  793,192 $   974,218
 Working capital.................... $185,968 $  378,617 $  613,236 $   740,191
 Property and equipment, net........ $ 92,123 $  373,804 $  629,746 $   828,591
 Total assets....................... $452,994 $1,345,652 $1,925,197 $ 2,836,380
 Long-term debt less current
  maturities........................ $  2,573 $  613,384 $1,245,170 $ 1,776,475
 Stockholders' equity............... $403,429 $  559,379 $  462,806 $   785,415

                                Year Ended December 31,              Three Months Ended March 31,
                         ---------------------------------------- -----------------------------------
                                                       Pro Forma                           Pro Forma
                           1996      1997      1998      1998        1998        1999        1999
                         --------  --------  -------- ----------- ----------- ----------- -----------
                                                      (unaudited) (unaudited) (unaudited) (unaudited)
Other Financial Data:
 Capital expenditures,
  including business
  acquisitions.......... $173,782  $601,137  $339,660 $   739,497 $    48,930 $   538,897 $   560,894
 EBITDA(1).............. $(17,345) $(31,462) $ 20,007 $    21,234 $       518 $     8,839 $    10,317

                                                     December 31,      March 31,
                                                ---------------------- ---------
                                                 1996   1997    1998     1999
                                                ------ ------- ------- ---------
Operating Data:                                           (unaudited)
Local lines.................................... 65,400 282,600 397,600  494,700
Cities and towns served........................    120     227     269      408
Central offices/switches.......................    --      366     415      488
Route miles....................................  2,352   4,908   7,120    7,654
Employees......................................  2,077   4,941   5,300    6,109

--------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. We have included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                            PRO FORMA FINANCIAL DATA

  The following unaudited pro forma financial information has been prepared to give effect to:

 . the issuance of $300 million aggregate principal amount of our 8 3/8% senior notes in March 1998

 . the issuance of $300 million aggregate principal amount of our 9 1/2% senior notes in October 1998

 . the issuance of $500 million aggregate principal amount of our 8 1/8% senior notes in February 1999

 . our acquisition of Ovation Communications, Inc. in March 1999

  The Unaudited Pro Forma Condensed Consolidated Statements of Operations reflects the Ovation acquisition using the purchase method of accounting, and assumes that the Ovation acquisition and the issuance of the 8 3/8% senior notes, the 9 1/2% senior notes and the 8 1/8% senior notes were consummated at the beginning of 1998. The unaudited pro forma financial information is derived from and should be read in conjunction with our consolidated financial statements, Ovation's consolidated financial statements and the related notes thereto incorporated by reference in this prospectus. The pro forma adjustments are based upon available information and assumptions that management believes to be reasonable. Depreciation and amortization were adjusted to include amortization of intangibles acquired in the Ovation acquisition. The acquired intangibles will be amortized over periods ranging from 3 to 30 years. For purposes of this pro forma presentation, the issuance of the 8 3/8% senior notes, the 9 1/2% senior notes and the 8 1/8% senior notes are collectively referred to as the "Notes Offerings."

  The adjustments for the Ovation acquisition reflect the preliminary allocation of the net purchase price of Ovation to the assets of Ovation, including intangible assets, and record the payment of $121.3 million in cash and the issuance of 11,193,234 shares of our Class A common stock (as adjusted for the two-for-one stock split described below) valued at $16.88 per share (as adjusted for the two-for-one stock split described below). The value of $16.88 per share represents the average closing price of our Class A common stock on the Nasdaq National Market for the eleven trading days beginning five days prior to the date the agreement was announced, January 7, 1999, and ending five days after such announcement. The adjustments include the elimination of the Ovation equity components, including common stock, treasury stock, other capital and retained deficit.

  On June 30, 1999, we announced that our board of directors had declared a two-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was July 12, 1999. Stockholders of record at the market close on that date will receive one additional share of our Class A common stock for each share held. Distribution of the additional shares took place on July 26, 1999. All information in the Pro Forma Financial Data has been adjusted to reflect the two-for-one stock split.

  We have provided this unaudited pro forma financial data for informational purposes only. This data does not necessarily indicate the operating results that would have occurred had the Ovation acquisition been consummated at the beginning of 1998, nor does it necessarily indicate future operating results or financial position.

                    McLeodUSA Incorporated and Subsidiaries

                         Unaudited Pro Forma Condensed
                     Consolidated Statements of Operations
                  (In thousands, except per share information)

                                                         Year Ended December 31, 1998
                                         ----------------------------------------------------------------
                                                    Adjustments Pro Forma           Adjustments
                                                      for the    for the              for the
                                                       Notes      Notes               Ovation
                                         McLeodUSA   Offerings  Offerings  Ovation  Acquisition   Total
                                         ---------  ----------- ---------  -------  ----------- ---------
Operations Statement Data:
 Revenue...............................  $ 604,146   $     --   $ 604,146  $21,035   $     --   $ 625,181
                                         ---------   --------   ---------  -------   --------   ---------
 Operating Expenses:
  Cost of service......................    323,208         --     323,208    6,319         --     329,527
  Selling, general and administrative..    260,931         --     260,931   13,489         --     274,420
  Depreciation and amortization........     89,107         --      89,107    5,383     15,230     109,720
  Other................................      5,575         --       5,575       --         --       5,575
                                         ---------   --------   ---------  -------   --------   ---------
   Total operating expenses............    678,821         --     678,821   25,191     15,230     719,242
                                         ---------   --------   ---------  -------   --------   ---------
 Operating loss........................    (74,675)        --     (74,675)  (4,156)   (15,230)    (94,061)
 Interest expense, net.................    (52,234)   (32,056)    (84,290)  (1,608)        --     (85,898)
 Other non-operating income............      1,997         --       1,997       --         --       1,997
 Income taxes..........................         --         --          --       --         --          --
                                         ---------   --------   ---------  -------   --------   ---------
  Net loss.............................  $(124,912)  $(32,056)  $(156,968) $(5,764)  $(15,230)  $(177,962)
                                         =========   ========   =========  =======   ========   =========
 Loss per common share.................  $   (0.99)             $   (1.25)                      $   (1.30)
                                         =========              =========                       =========
 Weighted average common shares
  outstanding..........................    125,614                125,614                         136,808
                                         =========              =========                       =========
Other Financial Data:
 EBITDA(1).............................  $  20,007   $     --   $  20,007  $ 1,227   $     --   $  21,234

--------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. We have included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                    McLeodUSA Incorporated and Subsidiaries

                         Unaudited Pro Forma Condensed
                     Consolidated Statements of Operations
                 (In thousands, except per share information)

                                      Three Months Ended March 31, 1999
                         ---------------------------------------------------------------
                                    Adjustments    Pro              Adjustments
                                      for the   Forma for             for the
                                       Notes    the Notes             Ovation
                         McLeodUSA   Offerings  Offerings  Ovation  Acquisition  Total
                         ---------  ----------- ---------  -------  ----------- --------
Operations Statement
 Data
 Revenue................ $181,109     $   --    $181,109   $19,696    $   --    $200,805
                         --------     -------   --------   -------    -------   --------
 Operating expenses:
  Cost of service.......   92,459         --      92,459     7,338        --      99,797
  Selling, general and
   administrative.......   79,811         --      79,811    10,880        --      90,691
  Depreciation and
   amortization.........   35,110         --      35,110     2,829      3,741     41,680
  Other.................      --          --         --        --         --         --
                         --------     -------   --------   -------    -------   --------
   Total operating
    expenses............  207,380         --     207,380    21,047      3,741    232,168
                         --------     -------   --------   -------    -------   --------
  Operating loss........  (26,271)        --     (26,271)   (1,351)    (3,741)   (31,363)
  Interest expense,
   net..................  (21,204)     (2,487)   (23,691)   (2,383)       --     (26,074)
  Other non-operating
   income...............       (1)        --          (1)      --         --          (1)
  Income taxes..........      --          --         --        --         --         --
                         --------     -------   --------   -------    -------   --------
  Net loss.............. $(47,476)    $(2,487)  $(49,963)  $(3,734)   $(3,741)  $(57,438)
                         ========     =======   ========   =======    =======   ========
  Loss per common
   share................ $  (0.36)              $  (0.38)                       $  (0.40)
                         ========               ========                        ========
  Weighted average
   common shares
   outstanding..........  132,242                132,242                         143,436
                         ========               ========                        ========
Other Financial Data:
 EBITDA(1).............. $  8,839     $   --    $  8,839   $ 1,478    $   --    $ 10,317

--------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. We have included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                  DESCRIPTION OF THE SERIES A PREFERRED STOCK

  The following is a summary of certain provisions of the Certificate of Designations and the Series A preferred stock. Copies of the Certificate of Designations and the form of Series A preferred stock share certificate are available upon request at our address set forth under "Where You Can Find More Information." This summary is not intended to be complete and is subject to, and is qualified in its entirety by reference to, the Certificate of Designations. The definitions of certain capitalized terms used in the following summary that are not defined herein are defined in the Certificate of Designations. For purposes of this description of the Series A preferred stock, the words "McLeodUSA," "we," "our" or "us" refer to McLeodUSA Incorporated and do not include its subsidiaries.

General

  At the consummation of this offering, we will issue 800,000 shares of our
   % Series A Cumulative Convertible Preferred Stock, $0.01 par value per
share, designated as "    % Series A Cumulative Convertible Preferred Stock."
When issued, the Series A preferred stock will be validly issued, fully paid and nonassessable. The holders of the Series A preferred stock will have no preemptive or preferential right to purchase or subscribe to stock, obligations, warrants or any other of our securities of any class. We will seek to have the Series A preferred stock approved for listing on the Nasdaq National Market.

Ranking

  The Series A preferred stock will, with respect to dividend rights and rights on liquidation, dissolution or winding-up, rank:

  .  junior to all our existing and future debt obligations

  . junior to "Senior Stock," which is each class of our capital stock or series of preferred stock established after the Series A preferred stock by our board of directors that has terms which expressly provide that such class or series will rank senior to the Series A preferred stock

  . on a parity with "Parity Stock," which is each class of capital stock or series of preferred stock established after the Series A preferred stock by our board of directors that has terms which expressly provide that such class or series will rank on a parity with the Series A preferred stock

  . senior to "Junior Stock," which is all classes of our common stock, including our Class A common stock and Class B common stock, and any other class of our capital stock established after the Series A preferred stock by our board of directors whose terms do not expressly provide that such class or series ranks senior to, or on a parity with, our Series A preferred stock

  While any shares of Series A preferred stock are outstanding, we may not authorize, create or increase the authorized amount of any class or series of Senior Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding-up without the consent of the holders of at least 66 2/3% of the outstanding shares of Series A preferred stock. We may, however, without the consent of any holder of Series A preferred stock, create additional classes of capital stock, increase the authorized number of shares of preferred stock or issue series of Parity Stock or Junior Stock. See "--Voting Rights."

Dividends

  Subject to the rights of any holders of Senior Stock and Parity Stock, holders of shares of Series A preferred stock will be entitled to receive, when, as and if declared by the board of directors out of funds of McLeodUSA
legally available for payment, cumulative dividends at the annual rate of    %
per share on the liquidation preference thereof of $500 per share of Series A preferred stock (equivalent to $ per share
and          of each year commencing                , 1999, at such annual rate
and shall accrue from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the date of the original issuance of the Series A preferred stock. Each such dividend will be payable to holders of record as they appear on our stock records at the close of business on the record date immediately preceding such quarterly dividend payment date, which record dates will be established by the board of directors but, in any event, will be not more than 60 days nor less than 15 days before the respective quarterly dividend payment dates. Dividends will be cumulative from such quarterly dividend payment date, whether or not in any dividend period or periods there shall be funds of McLeodUSA legally available for the payment of such dividends. Accumulations of dividends on shares of Series A preferred stock will not bear interest. Dividends payable on the Series A preferred stock for any period greater or less than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

  Any dividend on the Series A preferred stock shall be, at the option of McLeodUSA, payable (1) in cash or (2) through the issuance of shares of our Class A common stock. If we pay dividends in shares of Class A common stock, the number of shares of Class A common stock to be issued on each dividend payment date will be determined by dividing the total dividend to be paid on each share of Series A preferred stock by the applicable Discounted Current Market Value (as defined below) of the Class A common stock. No fractional shares of Class A common stock will be issued as a dividend on the Series A preferred stock. The transfer agent is authorized and directed in the Certificate of Designations to aggregate any fractional shares of Class A common stock that are issued as dividends, sell them at the best available price and distribute the proceeds to the holders of the Series A preferred stock in proportion to their respective interests. We will pay the expenses of the transfer agent with respect to such sale, including brokerage commissions. If we are not entitled to pay cash for fractional shares, we will pay cash to the holders of the Series A preferred stock for the fractional shares when we become legally and contractually able to pay such cash. All shares of Class A common stock distributed on the related dividend payment date in payment of dividends on the Series A preferred stock will be freely transferable without restriction under the Securities Act.

  The "Discounted Current Market Value" of the Class A common stock with respect to a dividend payment date means the product of (x) 97% and (y) the "Market Average Value" as of the record date relating to such dividend payment date. The "Market Average Value" will equal the average of the daily closing prices of the Class A common stock for the five consecutive Trading Days ending on (and including) the fourth Trading Day prior to such dividend payment date. The closing price for each Trading Day will be the last sales price on the Nasdaq National Market, or the principal securities exchange or other securities market on which the Class A common stock is then being traded. "Trading Day" means any day on which the Class A common stock is traded for any period on the Nasdaq National Market (or on the principal securities exchange or other securities market on which the Class A common stock is then being traded).

  No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series A preferred stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and a sufficient sum set apart for the payment of such dividend, upon all outstanding shares of Series A preferred stock.

   We will not (1) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock or (2) redeem, purchase or otherwise acquire for consideration any Junior Stock through a sinking fund or otherwise, unless (A) all accrued and unpaid dividends with respect to the Series A preferred stock and any Parity Stock at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends and (B) sufficient funds have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Series A preferred stock and any Parity Stock.

  No dividend will be declared or paid on any Parity Stock unless full cumulative dividends have been paid on the Series A preferred stock for all prior dividend periods; provided, however, if accrued dividends on the Series A preferred stock for all prior dividend periods have not been paid in full, then any dividend declared for any dividend period on the Series A preferred stock and on any Parity Stock will be declared ratably in proportion to accrued and unpaid dividends on the Series A preferred stock and such Parity Stock.

  Notwithstanding anything herein to the contrary, we may declare and pay dividends on Parity Stock or Junior Stock which are payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or of Junior Stock (in the case of Junior Stock) or by the increase in the liquidation value of Parity Stock or Junior Stock, as applicable, or repurchase, redeem or otherwise acquire Junior Stock in exchange for Junior Stock and Parity Stock in exchange for Parity Stock or Junior Stock.

  For the foreseeable future, we intend to pay all dividends on the Series A preferred stock (except with respect to cash paid in lieu of fractional shares) in shares of our Class A common stock. If, in the future, we were to consider paying cash dividends on the Series A preferred stock we would have to comply with the restrictions contained in the indentures governing our outstanding indebtedness. See "Risk Factors--We Are Restricted from Paying Cash Dividends."

Redemption

Provisional Redemption

  We may redeem Series A preferred stock, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered
address, at a redemption price of    % of the liquidation preference, plus
accumulated and unpaid dividends, if any, whether or not declared (including a prorated dividend for any partial dividend period), to the redemption date (the
"Provisional Redemption Date"), on or after         , 2001, but prior to
       , 2002, if the closing price of our Class A common stock equals or exceeds 150% of the Conversion Price for at least 20 Trading Days within any 30 Trading Day period. This type of redemption is a "Provisional Redemption."

  If we undertake a Provisional Redemption, the holders of shares of Series A preferred stock that are called for redemption also will receive a payment (referred to as the "additional payment") in an amount equal to the present value of the aggregate value of the dividends that would thereafter have been payable on the Series A preferred stock (whether or not such dividends have
been declared) for the period from the Provisional Redemption Date to       ,
2002 (which period is referred to as the "additional period"). The present value will be calculated using the bond equivalent yield on U.S. Treasury notes or bills having a term nearest in length to that of the additional period as of the day immediately preceding the date on which a notice of Provisional Redemption is mailed.

  If we choose to pay all or a portion of the provisional redemption price (including any additional payment) through the delivery of shares of Class A common stock, the number of shares of Class A common stock that we will deliver for each share of Series A preferred stock will be determined by dividing the portion of the provisional redemption price (including any additional payment) that is to be paid in shares of Class A common stock by the Provisional Redemption Value (as defined below) of the Class A common stock. No fractional shares of Class A common stock will be delivered in connection with a Provisional Redemption. The transfer agent is authorized and directed in the Certificate of Designations to aggregate any fractional shares of Class A common stock that would otherwise be issued in connection with the Provisional Redemption, sell them at the best available price and distribute the proceeds to the holders of the Series A preferred stock in proportion to their respective interests. We will pay the expenses of the transfer agent with respect to such sale, including brokerage commissions. If we are not entitled to pay cash for fractional shares, we will pay cash to the holders of the Series A preferred stock for the fractional shares when we become legally and contractually able to pay such cash.

  The "Provisional Redemption Value" of the Class A common stock with respect to a Provisional Redemption Date means the product of (y) 97% and (z) the average of the daily closing prices of the Class A common stock for the five consecutive Trading Days ending on (and including) the fourth Trading Day preceding the Provisional Redemption Date. The closing price for each Trading Day will be the last sales price on the Nasdaq National Market or the principal securities exchange or other securities market on which the Class A common stock is then being traded.

  We may effect any Provisional Redemption, in whole or in part, at our option, by payment of the redemption price, including any additional payment, in cash, through delivery of shares of Class A common stock or a combination thereof, subject to applicable law, by delivering notice to the holders of the Series A preferred stock not less than 30 nor more than 60 days prior to the Provisional Redemption Date.

Optional Redemption

  Except under the foregoing circumstances for a Provisional Redemption, and except under certain circumstances set forth in our certificate of incorporation (as described below), we may not redeem the Series A preferred
stock prior to            , 2002. Thereafter, each share of the Series A
preferred stock may be redeemed, at our option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices, plus accumulated and unpaid dividends, if any, to the date fixed for redemption (the "Optional Redemption Date") (including a prorated dividend for any partial dividend period), payable in cash. This type of redemption is an "Optional Redemption."

  If redeemed during the 12-month period commencing on             (or, if such
date is not a date on which the Nasdaq National Market is open for business, then on the next day the Nasdaq National Market is open for business) of the years set forth below, the Optional Redemption prices shall be:

      Period                                                    Redemption Price
      ------                                                    ----------------
      2002.....................................................     $
      2003.....................................................
      2004.....................................................
      2005 and thereafter......................................     $500.00

  In the case of any partial Provisional Redemption or Optional Redemption, selection of the Series A preferred stock for redemption will be made by us in compliance with the requirements of the principal national securities exchange, if any, on which the Series A preferred stock is listed, or if the Series A preferred stock is not listed on a national securities exchange, on a pro rata basis, by lot or such other method as we, in our sole discretion, deem fair and appropriate; provided, however, that we may redeem all the shares held by holders of fewer than five shares (or all of the shares held by the holders who would hold fewer than five shares as a result of such redemption) as we may determine.

  If any Provisional Redemption Date or Optional Redemption Date falls after a dividend payment record date and prior to the related dividend payment date, the holders of the Series A preferred stock at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares following such dividend payment record date. Except as provided for in the preceding sentence, no payment or allowance will be made for accrued dividends on any shares of Series A preferred stock called for redemption.

  Our ability to redeem the Series A preferred stock at our option is limited by the terms of our outstanding indebtedness. We may not be able to redeem the Series A preferred stock unless we simultaneously redeem or repay such indebtedness.

  Notwithstanding any of the foregoing provisions relating to a Provisional Redemption or an Optional Redemption, our certificate of incorporation provides that we may redeem shares of any class of our capital stock (thus including the Series A preferred stock) to the extent necessary to prevent the loss or secure the reinstatement of any license, operating authority or franchise from any governmental agency. Any redemption of shares of Series A preferred stock under such circumstances will be at the price, and on the other terms and conditions, specified in our certificate of incorporation. These provisions are described in the accompanying prospectus under "Description of Common Stock--Certain Charter and Statutory Provisions-Certain Statutory Provisions."

Liquidation Preference

  Upon the voluntary or involuntary liquidation, dissolution or winding-up of McLeodUSA, and subject to the rights of the creditors of McLeodUSA and holders of Senior Stock and Parity Stock, each holder of Series A preferred stock will be entitled to be paid, out of the assets of McLeodUSA available for distribution to stockholders, an amount equal to the liquidation preference of $500 per share of Series A preferred stock held by such holder, plus accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last divided payment date to the date fixed for liquidation, dissolution or winding-up) before any distribution is made on any Junior Stock, including our Class A common stock. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of McLeodUSA, the amounts payable with respect to the Series A preferred stock and all other Parity Stock are not paid in full, the holders of the Series A preferred stock and the Parity Stock will share equally and ratably in any distribution of the assets of McLeodUSA in proportion to the respective amounts to which they are entitled. After payment of the full amount of the liquidation preference of the Series A preferred stock, and, if applicable, an amount equal to a prorated dividend, the holders of shares of Series A preferred stock will not be entitled to any further participation in any distribution of the assets of McLeodUSA. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of McLeodUSA nor the consolidation or merger of McLeodUSA with, or into, one or more entities will be deemed to be a liquidation, dissolution or winding-up of McLeodUSA.

  The Certificate of Designations will not contain any provision requiring funds to be set aside to protect the liquidation preference of the Series A preferred stock even though it is substantially in excess of the par value thereof.

Voting Rights

  The holders of Series A preferred stock, except as otherwise required under Delaware law or as provided in the Certificate of Designations, shall not be entitled to vote on any matter required or permitted to be voted upon by our stockholders. In exercising any such vote, each outstanding share of Series A preferred stock will have one vote (excluding shares of Series A preferred stock held by McLeodUSA or any entity controlled by McLeodUSA, which shares will have no votes).

  The Certificate of Designations will provide that if dividends on the Series A preferred stock are in arrears and unpaid for six or more dividend periods (whether or not consecutive) then the holders of the outstanding shares of Series A preferred stock, voting separately and as a class together with the holders of any Parity Stock upon which like rights have been conferred and are exercisable, will be entitled to elect to serve on the board of directors the lesser of (x) two additional members to the board of directors or (y) that number of directors constituting at least 25% of the members of the board of directors, and the number of members of the board of directors will be immediately and automatically increased by such number. Such voting rights of the Series A preferred stock will continue until such time as all dividends in arrears on the Series A preferred stock are paid in full, at which time the term of any directors elected pursuant to the provisions of this paragraph (subject to the right of holders of any other preferred stock to elect such directors) shall terminate and the number of directors constituting the board of directors will be immediately and automatically decreased by such number (until the occurrence of any such subsequent event).

  The Certificate of Designations will also provide that, except as expressly set forth above under "--Ranking," (1) the creation, authorization or issuance of any shares of Junior Stock or Parity Stock, including the designation of a series thereof within the existing class of Series A preferred stock, or (2) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of Series A preferred stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of Series A preferred stock.

Conversion Rights

  Shares of Series A preferred stock will be convertible, in whole or in part, at any time after the issue date, at the option of the holders thereof, into
shares of Class A common stock initially at the conversion price of $    per
share, subject to adjustment as described below ("Conversion Price"). The right to convert shares of Series A preferred stock called for redemption will terminate at the close of business on the relevant redemption date.

  We will have the option to convert all of the shares of Series A preferred stock into shares of Class A common stock at the Conversion Price if, on or
after         , 2002, the closing price of our Class A common stock has
equaled or exceeded 135% of the Conversion Price for at least 20 out of 30 consecutive days on which the Nasdaq National Market (or the principal securities exchange or other securities market on which the Class A common stock is then being traded) is open for the transaction of business.

  Conversion of shares of Series A preferred stock, or a specified portion thereof, may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to McLeodUSA or in blank, to the office or agency to be maintained by McLeodUSA for that purpose. Initially, Norwest Shareowner Services will maintain such office.

  Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A preferred stock shall have been surrendered and notice (and if applicable, payment of an amount equal to the dividends payable on such shares) received by McLeodUSA. McLeodUSA will issue a certificate evidencing the Class A common stock distributed upon conversion, plus payment in lieu of any fractional share of Class A common stock, as soon as reasonably practical after the conversion date.

  All shares of Class A common stock distributed upon conversion will be freely transferable without restriction under the Securities Act.

  Holders of shares of Series A preferred stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares following the dividend payment record date and prior to such dividend payment date. However, shares of Series A preferred stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except shares converted after the issuance of a notice of redemption with respect to a redemption date during such period, which will be entitled to such dividend) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of Series A preferred stock on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into shares of Class A common stock on such dividend payment date will receive the dividend payable on such shares of Series A preferred stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series A preferred stock for conversion. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or the dividends on the shares of Class A common stock issued upon such conversion.

  Fractional shares of Class A common stock will not be issued upon conversion but, in lieu thereof, we will pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the last sales price of the Class A common stock on the last Trading Day immediately preceding such conversion date.

The Conversion Price is subject to adjustment upon certain events, including:

  (1) any redemption payment or payment of a dividend or other distribution payable in shares of Class A common stock to all holders of any class of capital stock of McLeodUSA, other than the issuance of shares of Class A common stock in connection with the payment (1) in redemption for, of dividends on or upon the conversion of the Series A preferred stock or (2) to all holders of the Series A preferred stock based upon the number of shares of Class A common stock into which the Series A preferred stock is then convertible;

  (2) any issuance to all holders of shares of Class A common stock of rights, options or warrants entitling them to subscribe for or purchase shares of Class A common stock or securities convertible into or exchangeable for shares of Class A common stock at an exercise price that is less than the closing price of a share of Class A common stock on the Nasdaq National Market (or the principal national securities exchange or other securities market on which the Class A common stock is then being traded) on the last Trading Day immediately preceding the date of issuance of such rights, options or warrants; provided, however, that no adjustment will be made with respect to such a distribution if the holder of shares of the Series A preferred stock would be entitled to receive such rights, options or warrants upon conversion at any time of shares of the Series A preferred stock into Class A common stock and provided, further, that if such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur;

  (3) any subdivision, combination or reclassification of Class A common stock;

  (4) any distribution consisting exclusively of cash excluding any cash distributed in a transaction for which clause x, y or z below is applicable, which specifies that no antidilution adjustment shall be made, to all holders of shares of Class A common stock (which distribution is not also being made to the holders of Series A preferred stock based on the number of shares of Class A common stock into which the Series A preferred stock is then convertible) in an aggregate amount that, together with (1) all other such cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by McLeodUSA or any of its subsidiaries for shares of Class A common stock concluded within the then preceding 12 months in respect of which no adjustment has been made, exceeds 15% of McLeodUSA's pre-distribution market capitalization (defined as the product of the closing price of the Class A common stock on the last Trading Day before the record date for such distribution times the number of shares of Class A common stock then outstanding on the record date of such distribution);

  (5) the completion of a tender or exchange offer which McLeodUSA or any of its subsidiaries makes for shares of Class A common stock that involves an aggregate consideration that, together with (1) any cash and other consideration payable in a tender or exchange offer by McLeodUSA or any of its subsidiaries for shares of Class A common stock expiring within the then preceding 12 months in respect of which no adjustment has been made and (2) the aggregate amount of any such cash distributions referred to in clause 4 above to all holders of shares of Class A common stock within the then preceding 12 months in respect of which no adjustments have been made, exceeds 15% of McLeodUSA's market capitalization on the Trading Day immediately after the expiration of such tender offer; or

  (6) a distribution to all holders of Class A common stock (which distribution is not also being made to the holders of Series A preferred stock based on the number of shares of Class A common stock into which the Series A preferred stock is then convertible) consisting of evidences of indebtedness, shares of capital stock other than Class A common stock or assets, including securities, but excluding those dividends and those issuances of rights, options, warrants and other distributions for which an adjustment to the Conversion Price as referred to above is applicable (other than in connection with a merger effected solely to reflect a change in the jurisdiction of incorporation of McLeodUSA).

  No adjustment of the Conversion Price will be required to be made:

      (A) until cumulative adjustments amount to one percent of such price, or

      (B) with respect to rights, options or warrants issued pursuant to certain employee benefit plans of McLeodUSA.

  McLeodUSA also may from time to time decrease the Conversion Price by any amount for any period of at least 20 days, so long as the decrease is irrevocable during such period, in which case McLeodUSA shall give at least 15 days' notice of such decrease. In addition to the foregoing adjustments, McLeodUSA will be permitted to make such reductions in the Conversion Price as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by McLeodUSA to its stockholders will not be taxable to the recipients. In the event McLeodUSA elects to make such a reduction in the Conversion Price, McLeodUSA will comply with the requirements of Rule 14e-1 under the Securities Exchange Act, and any other securities laws and regulations thereunder, if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price. See "Federal Tax Considerations."

  In the event that, after the issuance of the Series A preferred stock, McLeodUSA distributes rights, options or warrants (other than those referred to in clause 2 above) to all holders of Class A common stock, so long as any such rights, options or warrants have not expired or been redeemed by McLeodUSA, the holder of any shares of Series A preferred stock surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of Class A common stock then issuable upon such conversion, which we call the conversion shares, a number of rights, options or warrants to be determined as follows: (1) if such conversion occurs on or prior to the date for the distribution to the holders of rights, options or warrants of separate certificates evidencing such rights, options or warrants, called the distribution date, the same number of rights, options or warrants to which a holder of a number of shares of Class A common stock equal to the number of conversion shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights, options or warrants, and (2) if such conversion occurs after such distribution date, the same number of rights, options or warrants to which a holder of the number of shares of Class A common stock into which such Series A preferred stock was convertible immediately prior to such distribution date would have been entitled on such distribution date in accordance with the terms and provisions of and applicable to the rights, options or warrants.

  Except as stated above, the Conversion Price will not be adjusted for the issuance of common stock, or any securities convertible into or exchangeable for common stock or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

  In case of:

      (x) any merger or consolidation of McLeodUSA, other than a merger or consolidation in which (a) McLeodUSA is the continuing corporation and (b) the Class A common stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of another corporation;

     (y) any sale, transfer or other disposition to another person of all or substantially all of the assets of McLeodUSA (other than the sale, transfer, assignment or distribution of shares of capital stock or assets to a subsidiary of McLeodUSA) computed on a consolidated basis; or

     (z) any statutory exchange of securities with another person, other than in connection with a merger or acquisition,

there will be no adjustment of the Conversion Price. Each share of the then outstanding Series A preferred stock will, without the consent of the holder of any Series A preferred stock, become convertible only into the kind and amount of securities, cash or other property receivable upon such merger, consolidation, sale, transfer or statutory exchange by a holder of the number of shares of Class A common stock into which such Series A preferred stock was convertible immediately prior to such merger, consolidation, sale, transfer or statutory exchange, assuming such holder of Class A common stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, sale, transfer or statutory exchange. In the case of a cash merger of McLeodUSA into another company or any other cash transaction of the type mentioned above, the effect of these provisions would be that thereafter each share of Series A preferred stock would be convertible at the Conversion Price in effect at such time into the same amount of cash per share into which each share of Series A preferred stock would have been convertible had such share been converted into Class A common stock immediately prior to the effective date of such cash merger or transaction. Depending upon the terms of such cash merger or transaction, the aggregate amount of cash into which such shares of Series A preferred stock would be converted could be more or less than the liquidation preference with respect to such Series A preferred stock.

Change of Control


  Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Change in Control (as defined) occurs, then the Conversion Price in effect will be adjusted immediately after such Change in Control as described below. In addition, in the event of a Common Stock Change in Control (as defined), each share of the Series A preferred stock shall be convertible solely into common stock of the kind received by holders of Class A common stock as the result of such Common Stock Change in Control.

  A "Change in Control" shall be deemed to have occurred at such time as:

 .      the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of McLeodUSA and its subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Securities Exchange Act)

  . the adoption of a plan relating to the liquidation, dissolution or winding-up of McLeodUSA

  . the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as defined above) other than any Permitted Holder (as defined below) becomes the beneficial owner (as such term is defined in Rules 13d-3 and 13d-5 promulgated under the Securities Exchange Act, except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting stock of McLeodUSA, or

  . the first day on which a majority of the members of the board of directors of McLeodUSA are not Continuing Directors (as defined in the Certificate of Designations)

"Permitted Holders" include: IES Industries Inc. and its successors and assigns; Clark E. McLeod, Mary E. McLeod and Richard A. Lumpkin, and foundations and trusts controlled by any of them; and affiliates (other than the Company and its subsidiaries) of each of the foregoing.

  The term "Common Stock Change in Control" means any Change in Control in which more than 50% of the value (as determined in good faith by McLeodUSA's board of directors) or the consideration received by holders of Class A common stock consists of common stock of another company that for each of the 10 consecutive Trading Days referred to in the definition of "Applicable Price" below has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Change in Control shall not be a Common Stock Change in Control unless either (1) McLeodUSA continues to exist after the occurrence of such Change in Control and the outstanding shares of Series A preferred stock continue to exist as outstanding shares of Series A preferred stock, or (2) not later than the occurrence of such Change in Control, the outstanding shares of Series A preferred stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to McLeodUSA's business, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions, substantially similar to those of the Series A preferred stock.

  The term "Non-Stock Change in Control" means any Change in Control other than a Common Stock Change in Control.

  The term "Applicable Price" means (i) in the event of a Non-Stock Change in Control in which the holders of the Class A common stock receive only cash, the amount of cash received by the holder of one share of Class A common stock and
(ii) in the event of any other Non-Stock Change in Control or any Common Stock Change in Control, the average of the closing prices for the Class A common stock during the 10 Trading Days prior to and including the record date for the determination of the holders of Class A common stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Change in Control or Common Stock Change in Control or, if there is no such record date, the date upon which the holders of the Class A common stock shall have the right to receive such cash, securities, property or other assets, in each case as adjusted in good faith by the board of directors to appropriately reflect any of the events referred to in clauses 1 through 6 under "-- Conversion Rights."

  For purposes of calculating any adjustment to be made in the event of a Change of Control, immediately after such Change in Control:

    (1) in the case of a Non-Stock Change in Control, the Conversion Price will thereupon become the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Change in Control, but after giving effect to any other prior adjustments, and (B) the result obtained by multiplying the greater of the Applicable Price and the then applicable Reference Market Price (as defined) by a fraction of which the numerator will be $500 and the denominator will be the then current Optional
  Redemption price per share or, prior to          , 2002, an amount per
  share of Series A preferred stock determined by McLeodUSA in its sole discretion, after consultation with an investment banking firm, to be the equivalent of the hypothetical Optional Redemption price that would have been applicable if the Series A preferred stock had been redeemable during such period; provided, however, that if, as a result of the operation of this clause (1), the cumulative number of shares of Class A common stock issued or issuable upon conversion of the Series A preferred stock, after giving effect to the adjustment described in this clause (1) and all prior conversions of Series A preferred stock, would exceed a number (the "Threshold Number") equal to 20% of the outstanding shares of Class A common stock as of the issue date of the Series A preferred stock, then until and unless McLeodUSA obtains the approval of its common stockholders for the issuance of any shares of Class A common stock in excess of the Threshold Number, the Conversion Price shall be adjusted pursuant to this clause (1) to that price that would entitle the holders of Series A preferred stock to receive in the aggregate, upon conversion of all the Series A preferred stock (including all prior conversions of Series A preferred stock), no more than the Threshold Number of shares of Class A common stock; and

    (2) in the case of a Common Stock Change in Control, the Conversion Price in effect immediately prior to such Common Stock Change in Control, but after giving effect to any other prior adjustments, will thereupon be adjusted by multiplying such Conversion Price by a fraction, of which the numerator will be the Purchaser Stock Price (as defined) and the denominator will be the Applicable Price; provided, however, that in the event of a Common Stock Change in Control in which (A) 100% of the value of the consideration received by a holder of Class A common stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Stock Change in Control) and (B) all the Class A common stock will have been exchanged for, converted into, or acquired for, common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price in effect immediately prior to such Common Stock Change in Control will thereupon be adjusted by multiplying such Conversion Price by a fraction, of which the numerator will be one (1) and the denominator will be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Class A common stock as a result of such Common Stock Change in Control.

  The foregoing Conversion Price adjustments in the event of a Non-Stock Change in Control will apply in situations whereby a Change in Control not involving a change in beneficial ownership of the Class A common stock has occurred or whereby all or substantially all of the Class A common stock is acquired in a transaction in which 50% or less of the value received by holders of such Class A common stock consists of common stock that has been admitted for listing on a national securities exchange or quoted on the Nasdaq National Market. If the market price of the Class A common stock immediately prior to a Non-Stock Change in Control is lower than the applicable Conversion Price then in effect, the Conversion Price will be adjusted as described in clause 1 above and the holders of the Series A preferred stock will be entitled to receive the amount and kind of consideration that would have been received if the Series A preferred stock had been converted into Class A common stock prior to the Non-Stock Change in Control after giving effect to such adjustment.

  The foregoing Conversion Price adjustments in the event of a Common Stock Change in Control will apply in situations whereby more than 50% of the value received by holders of Class A common stock consists of common stock of another company that has been admitted for listing on a national securities exchange or quoted on the Nasdaq National Market, in which case the Series A preferred stock will become convertible into shares of common stock of the other company. If consideration for the Class A common stock consists partly of common stock of another company and partly of other securities, cash or property, each share of Series A preferred stock will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of Purchaser Stock Price) equals the value of the shares of Class A common stock into which such share of Series A preferred stock was convertible immediately before the transaction (measured as described in the definition of Applicable Price). If consideration for Class A common stock is solely common stock of another company, each share of Series A preferred stock will be convertible into the same number of shares of such common stock of another company receivable by a holder of the number of shares of Class A common stock into which such share of Series A preferred stock was convertible immediately before such transaction.

  The term "Purchaser Stock Price" means, with respect to any Common Stock Change in Control, the product of (1) the number of shares of common stock received as consideration in such Common Stock Change in Control for each share of Class A common stock, and (2) the average of the per share closing prices for the common stock received as consideration in such Common Stock Change in Control for the 10 consecutive Trading Days prior to and including the record date for the determination of the holders of Class A common stock entitled to receive such common stock, or, if there is no such record date, the date upon which the holders of the Class A common stock shall have the right to receive such common stock, in each case, as adjusted in good faith by the board of directors of McLeodUSA to appropriately reflect any of the events referred to in clauses 1 through 6 under "--Conversion Rights"; provided, however, that if no such closing prices exist, then the Purchaser Stock Price shall be set at a price determined in good faith by the board of directors of McLeodUSA.


  The term "Reference Market Price" shall initially mean $        (which is an
amount equal to 66 2/3% of the reported last sale price for the Class A common
stock on the Nasdaq National Market on          , 1999), and in the event of
any adjustment to the Conversion Price other than as a result of a Change in Control, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any
such adjustment shall always be the same as the ratio of $        to the
initial Conversion Price set forth on the cover page of this prospectus supplement.

  Depending upon whether a Change in Control is a Non-Stock Change in Control or Common Stock Change in Control, a holder of Series A preferred stock may receive significantly different consideration upon conversion. In the event of a Non-Stock Change in Control, the holder has the right to convert each share of the Series A preferred stock into the kind and amount of the shares of stock and other securities or property or assets receivable by a holder of the number of shares of Class A common stock issuable upon conversion of such share of the Series A preferred stock immediately prior to such Non-Stock Change in Control, but after giving effect to the adjustment described above. However, in the event of a Common Stock Change in Control in which less than 100% of the value of the consideration received by a holder of Class A common stock is common stock of the acquiror or other third party, a holder of a share of Series A preferred stock who converts a share following the Common Stock Change in Control will receive consideration in the form of such common stock only, whereas a holder who has converted his share prior to the Common Stock Change in Control will receive consideration in the form of common stock as well as any other securities or assets (which may include cash) receivable thereupon by a holder of the number of shares of Class A common stock issuable upon conversion of such share of Series A preferred stock immediately prior to such Common Stock Change in Control.

  In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Class A common stock is converted into the right to receive other securities, cash or other property, each share of Series A preferred stock then outstanding would, without the consent of any holders of Series A preferred stock, become convertible only into the kind and amount of securities, cash and other property receivable upon the transaction by a holder immediately prior to such transaction if such holder had converted its share of Series A preferred stock.

  If at any such time McLeodUSA makes a distribution of property to its stockholders that would be taxable to such stockholders as a dividend for federal income tax purposes (for example, distributions of evidences of indebtedness or assets of McLeodUSA, but generally not stock dividends or rights to subscribe for capital stock) and, pursuant to the antidilution provisions described above, the Conversion Price of the Series A preferred stock is reduced, such reduction may be deemed to be the receipt of taxable income by holders of the Series A preferred stock.

Consolidation, Merger and Sale of Assets

  The Certificate of Designations will provide that McLeodUSA, without the consent of any holder of outstanding Series A preferred stock, may consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person or may permit any Person to consolidate with or merge into, or transfer or lease its properties substantially as an entirety to, McLeodUSA provided, however that (a) the successor, transferee or lessee (if not McLeodUSA) is organized under the laws of the United States, any state thereof or the District of Columbia, (b) the shares of Series A preferred stock shall become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon, the Series A preferred stock had immediately prior to such transaction; and (c) certain other conditions are met.

  Under any consolidation by McLeodUSA with, or merger by McLeodUSA into, any other Person or any conveyance, transfer or lease of the properties and assets of McLeodUSA substantially as an entirety as described in the preceding paragraph, the successor resulting from such consolidation or into which McLeodUSA is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, McLeodUSA under the shares of Series A preferred stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Series A preferred stock.

SEC Reports and Reports to Holders

  Whether or not we are required to file reports with the SEC, if any shares of Series A preferred stock are outstanding, we will file with the SEC all such reports and other information as we would be required to file with the SEC by Sections 13(a) or 15(d) under the Securities Exchange Act. See "Where You Can Find More Information." We will supply each holder of Series A preferred stock, upon request, without cost to such holder, copies of such reports or other information.

Transfer Agent, Registrar and Dividend Disbursing Agent

  The transfer agent, registrar, dividend disbursing agent and redemption agent for the shares of Series A preferred stock will be Norwest Bank Minnesota, N.A.

                          FEDERAL TAX CONSIDERATIONS

  The following is a summary of certain material U.S. federal tax considerations relevant to the purchase, ownership and disposition of our Series A preferred stock and Class A common stock. This summary is based on the current provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations and judicial and administrative authority, all of which are subject to change, possibly on a retroactive basis. This summary applies only to investors who hold our Series A preferred stock or Class A common stock as capital assets, within the meaning of section 1221 of the Internal Revenue Code, and does not discuss the tax consequences to special classes of investors, such as brokers or dealers in securities or currencies, financial institutions, tax-exempt entities, life insurance companies, persons holding our convertible preferred stock or common stock as a part of a hedging, short sale or conversion transaction or a straddle, investors whose functional currency is not the United States dollar, persons who hold our convertible preferred stock or common stock through partnerships or other pass-through entities, or, except as specifically noted, foreign holders and certain U.S. expatriates. State, local and foreign tax consequences of ownership of our Series A preferred stock and Class A common stock are not summarized.

  We have not requested, and do not intend to request, any rulings from the Internal Revenue Service concerning the federal tax consequences of an investment in our Series A preferred stock or Class A common stock. You are advised to consult with your own tax advisor regarding the consequences of acquiring, holding or disposing of our Series A preferred stock or Class A common stock in light of current tax laws, your particular investment circumstances, and the application of state, local and foreign tax laws.

  When we refer in the summary to a "United States Holder," we mean a beneficial owner of Series A preferred stock or Class A common stock that is:

  . a citizen or resident of the United States for United States federal income tax purposes

  . a corporation created or organized in the United States or under the laws of the United States or of any political subdivision thereof

  . an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or

  . a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons has the authority to control all substantial decisions of the trust

  When we refer in the summary to a "Non-United States Holder," we mean a beneficial owner of convertible preferred stock or common stock that is not a United States Holder.

United States Holders

 Distributions

  We have the right to pay distributions on the Series A preferred stock and the Class A common stock in cash or in shares of our Class A common stock. If we distribute our Class A common stock, the amount of the distribution for federal income tax purposes will be the fair market value (which may differ from the Discounted Current Market Value) of the Class A common stock on the date the distribution is paid, and the distribution will be subject to federal income tax to the same extent as a cash distribution.

  A distribution on the Series A preferred stock or Class A common stock will be treated as a dividend to the extent of our current or accumulated earnings and profits attributable to the distribution as determined under U.S. federal income tax principles. The amount of our earnings and profits at any time will depend upon our future actions and financial performance. If the amount of the distribution exceeds our current and accumulated earnings and profits attributable to the distribution, the distribution will be treated as a nontaxable return of capital and will be applied against and reduce your adjusted tax basis in the stock, but not below zero. The reduction in tax basis will increase the amount of any gain, or reduce the amount of any loss, which you would otherwise realize on the sale or other taxable disposition of the stock. If the distribution exceeds both our current and accumulated earnings and profits attributable to the distribution and your adjusted tax basis in your stock, the excess will be treated as capital gain and will be either long-term or short-term capital gain depending on your holding period for the stock.

  Corporate investors in our Series A preferred stock or Class A common stock generally should be eligible for the 70% dividends-received deduction with respect to the portion of any distribution on the stock taxable as a dividend. However, corporate investors should consider certain provisions that may limit the availability of a dividend received deduction, including the 46-day holding period required by section 246(c) of the Internal Revenue Code, the rules of section 246A which reduce the dividends-received deduction of dividends on certain debt-financed stock, and the rules in section 1059 of the Internal Revenue Code that reduce the basis of stock in respect of certain extraordinary dividends, as well as the effect of the dividends-received deduction on the determination of alternative minimum tax liability.

 Optional redemption for Class A common stock or cash

  If we redeem our Series A preferred stock for Class A common stock, the exchange should constitute a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code. You will not recognize gain or loss on the exchange unless some of the Class A common stock is received in discharge of dividend arrearages, in which case the redemption will be treated as a distribution on the Series A preferred stock to the extent of the dividends in arrears. The amount constituting a distribution will be taxed as a dividend to the extent of our current or accumulated earnings and profits attributable to the distribution at the time, in accordance with the treatment described above for distributions. Your tax basis in our Class A common stock received pursuant to the redemption generally will equal your tax basis in the Series A preferred stock surrendered in exchange, and your holding period for the Class A common stock generally will include the period you held your Series A preferred stock. However, the tax basis of Class A common stock received in discharge of dividend arrearages will be its fair market value on the date received and the holding period of that stock will commence on the day after its receipt.

  If we redeem our Series A preferred stock for cash, the redemption will be taxable to you. The redemption generally will be treated as a sale or exchange if you do not own, actually or constructively within the meaning of section 318 of the Internal Revenue Code, any stock of McLeodUSA other than the redeemed Series A preferred stock. If you do own, actually or constructively, other stock of McLeodUSA, a cash redemption of your Series A preferred stock may be taxable in accordance with the treatment described above for distributions. Such treatment as a distribution will not apply if the redemption (1) is "substantially disproportionate" with respect to you under section 302(b)(2) of the Internal Revenue Code, or (2) is "not essentially equivalent to a dividend" under section 302(b)(1) of the Internal Revenue Code. A distribution to you will be "not essentially equivalent to a dividend" if results in a meaningful reduction in your stock interest in us, which should be the case if your proportionate ownership interest, taking into account any actual ownership of Class A common stock and any stock constructively owned, is reduced, your relative stock interest in McLeodUSA is minimal, and you exercise no control over our business affairs.

  If a cash redemption of your Series A preferred stock is treated as a sale or exchange, it will result in capital gains or losses equal to the difference between the amount of cash received and the adjusted tax basis in the Series A preferred stock redeemed, except to the extent that the redemption price includes unpaid dividends which we declare prior to the redemption. The capital gain or loss will be long term if you have held the Series A preferred stock for more than one year. Any cash you receive in discharge of dividend arrearages on the Series A preferred stock will be treated as a distribution on the Series A preferred stock to the extent of the dividends in arrears, taxable in accordance with the treatment described above for distributions.

  If the cash you receive on redemption of your Series A preferred is taxed as a dividend, your tax basis (reduced for amounts, if any, treated as return of capital) in the redeemed Series A preferred stock will be transferred to any remaining other McLeodUSA stock you own, subject, in the case of a corporate taxpayer, to reduction of possible gain recognition under section 1059 of the Internal Revenue Code in an amount equal to the nontaxed portion of such dividend. If you do not actually own any other McLeodUSA stock, having a remaining stock interest only constructively, you may lose the benefit of your tax basis in the Series A preferred stock but the tax basis may be shifted to the stock of the related person whose stock you constructively own.

  Under certain circumstances, section 305(c) of the Internal Revenue Code requires that any excess of the redemption price of preferred stock over its issue price be treated as constructively distributed on a periodic basis prior to actual receipt. However, these rules do not apply if you and McLeodUSA are not "related" within the meaning of Treasury regulations under section 305(c), there are no plans, arrangements or agreements that effectively require or are intended to compel us to redeem the Series A preferred stock, and our exercise of the right to redeem would not reduce the yield of the Series A preferred stock, as determined under the regulations. We intend to take the position that the existence of our optional redemption rights does not result in a constructive distribution under section 305(c). The preferred stock will also be issued with a liquidation premium, since the liquidation preference will exceed the proceeds received by us after excluding amounts deposited in the deposit account. Although the regulations under section 305(c) do not specifically address the treatment of liquidation premiums, we believe that a similar rationale should apply to such premiums.

 Conversion

  You generally will not recognize gain or loss on conversion of shares of Series A preferred stock into our Class A common stock, except with respect to any cash paid in lieu of fractional shares of Class A common stock. However, you may recognize gain or dividend income to the extent there are dividends in arrears on such stock at the time of conversion into Class A common stock. Your tax basis in the common stock received upon conversion of Series A preferred stock generally will be equal to your tax basis in the Series A preferred stock and the holding period of the Series A common stock generally will include your holding period for the Series A preferred stock. However, the tax basis of any Class A common stock received on conversion which is treated as a dividend will be equal to its fair market value on the date of the distribution and the holding period of that Class A common stock will commence on the day after its receipt.

  You may be deemed to have received a constructive distribution of stock taxable as a dividend if the conversion ratio of the Series A preferred stock is adjusted to reflect a cash or property distribution on our Class A common stock or to prevent dilution in the case of certain issuances of rights or warrants to purchase Class A common stock at below market prices. Although an adjustment to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution your interest in McLeodUSA generally will not be considered to result in a constructive distribution of stock, certain of the possible adjustments may trigger this rule. If a nonqualifying adjustment is made, or if we fail to make an adjustment in certain cases, you might be deemed to have received a taxable stock dividend. If so, the amount of the dividend to be included in income would be the fair market value of the additional Class A common stock to which you would be entitled by reason of the increase in your proportionate equity interest in McLeodUSA.

 Sale or other taxable disposition

  If you sell or dispose of your Series A preferred stock or Class A common stock in a taxable transaction other than a redemption or conversion by us, you will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of property received and your tax basis in the Series A preferred stock or Class A common stock. The gain or loss will be long-term capital gain or loss if your holding period for the stock exceeds one year. For corporate taxpayers, long-term capital gains are taxed at the same rate as ordinary income. For individual taxpayers, net capital gains--the excess of the taxpayer's net long-term capital gains over this net short-term capital losses--are subject to a maximum tax rate of 20% if the stock is held for more than one year.

Non-United States Holders

 Distributions

  Distributions received by you as a Non-United States Holder in respect of the Series A preferred stock, whether in cash or shares of Class A common stock, and distributions in respect of Class A common stock, to the extent considered dividends for U.S. federal income tax purposes, generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividend is effectively connected with your conduct of a trade or business within the United States or, where a tax treaty applies, is attributable to a United States permanent establishment you maintain. For distributions of Class A common stock, any amounts we withhold will reduce the value of the Class A common stock distributed to you. If the dividend is effectively connected with your conduct of a trade or business within the United States or, where a tax treaty applies, is attributable to your United States permanent establishment, the dividend will be subject to federal income tax on a net income basis at applicable graduated individual or corporate rates and will be exempt from the 30% withholding tax.

  In addition to the graduated rate described above, dividends received by a corporate Non-United States Holder that are effectively connected with a United States trade or business or, where a tax treaty applies, is attributable to your United States permanent establishment, may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate specified by an applicable income tax treaty.

  For purposes of obtaining a reduced rate of withholding under an income tax treaty, you will be required to provide certain information concerning your country of residence and entitlement to tax treaty benefits.
If you claim exemption from withholding with respect to dividends effectively connected with your conduct of a business within the United States, you must provide appropriate certification, currently, Internal Revenue Service Form 4224, to McLeodUSA or its paying agent. If you are eligible for a reduced rate of U.S. federal withholding tax you may obtain a refund of any excess withheld amounts by timely filing an appropriate claim for refund.

  If a distribution exceeds our current and accumulated earnings and profits attributable to the distribution, it will be treated first as a return of your tax basis in the stock to the extent of your basis and then as gain from the sale of a capital asset which would be taxable as described below. Any withholding tax on distributions in excess of our current and accumulated earnings and profits is refundable to you upon the timely filing of an appropriate claim for refund with the Internal Revenue Service.

  Under currently applicable Treasury regulations, dividends paid to an address outside the United States are presumed to be paid to a resident of such country, unless the payor has knowledge to the contrary, for purposes of the withholding discussed above, and, under the current interpretation of these Treasury regulations, for purposes of determining the applicability of a tax treaty rate. Under Treasury regulations currently scheduled to be effective with respect to dividends paid after December 31, 2000, a Non-United States Holder of McLeodUSA stock who wishes to claim the benefit of an applicable treaty rate, and to avoid backup withholding as discussed below, will be required to satisfy applicable certification and other requirements. However, under either set of regulations, some payments to foreign partnership and fiscally transparent entities may not be eligible for a reduced rate of withholding tax under an applicable income tax treaty.

 Disposition of Series A preferred stock or Class A common stock

  Generally, you will not be subject to United States federal income tax on any gain recognized upon the sale or other disposition of Series A preferred stock or Class A common stock. However, you will be subject to federal income tax on the gain if:

    (1) the gain is effectively connected with your United States trade or, if a tax treaty applies, attributable to your United States permanent establishment;

    (2) you are an individual who is a former citizen of the United States who lost such citizenship within the preceding ten-year period, or former long-term resident of the United States who relinquished United States residency on or after February 6, 1995, and the loss of citizenship or permanent residency had as one of its principal purposes the avoidance of United States tax; or

    (3) you are a non-resident alien individual, are present in the United States for 183 days or more days in the taxable year of disposition and either (a) have a "tax home" in the United States for United States federal income tax purposes or (b) the gain is attributable to an office or other fixed place of business you maintain in the United States.

  You will also be subject to federal income tax on the gain from the sale of our Series A preferred stock or Class A common stock if we are or have been a "United States real property holding corporation"--which we refer to in this prospectus supplement as USRPHC--within the meaning of section 897(c)(2) of the Internal Revenue Code at any time you held the stock, or within the five-year period preceding the sale of the stock if you hold the stock for more than five years. We believe we are not now a USRPHC, that we have not been an USRPHC at any time since we were formed, and that it is unlikely we will become a USRPHC. If we were a USRPHC or were to become a USRPHC, you would be subject to U.S. income tax on any gain from your sale of Series A preferred stock or from your sale of Class A common stock if you beneficially own, or owned at any time during a specified 5-year period, more than 5 percent of the total fair market value of the class of stock you sold.

 Redemption and conversion of Series A preferred stock

  As a Non-United States Holder, you generally will not recognize any gain or loss for United States federal income tax purposes upon conversion of Series A preferred stock into Class A common stock, except with respect to any cash paid in lieu of fractional shares of Class A common stock, which would be subject to the rules described under "Disposition of Series A preferred stock or Class A common stock." However, you may recognize gain or dividend income to the extent there are dividends in arrears on the Series A preferred stock at the time of conversion into Class A common stock.

  A redemption of Series A preferred stock for cash will be an event which will constitute either a dividend to the extent of our current and accumulated earnings and profits or a sale or exchange. See "United States Holders-- Optional redemption for Class A common stock or cash." To the extent the redemption is treated as a dividend, the tax consequences are described in "Non-United States Holders--Distributions," and to the extent the redemption is treated as a sale or exchange, the tax consequences are described in "Non-United States Holders--Disposition of Series A preferred stock or Class A common stock."

 Federal estate taxes

  If you are an individual Non-United States Holder, Series A preferred stock or Class A common stock you hold or are treated as owning at the time of your death will be included in your United States gross estate for United States federal estate tax purposes and may be subject to United States federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting And Backup Withholding

  We generally will be required to report to certain holders of our Series A preferred stock or Class A common stock and to the Internal Revenue Service the amount of any dividends paid to the holder in each calendar year and the amounts of tax withheld, if any, with respect to such payments. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a Non-United States Holder resides under the provisions of an applicable income tax treaty.

  Each holder of Series A preferred stock or Class A common stock--other than an exempt holder such as a corporation, tax-exempt organization, qualified pension or profit-sharing trust, individual retirement account, or a nonresident alien individual who provides certification as to his or her status as a nonresident--will be required to provide, under penalties of perjury, a certification setting forth the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt holder fails to provide the required certification, we will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the Internal Revenue Service as a credit against the holder's federal income tax liability. However, no backup withholding will be required with respect to any payment subject to the 30% United States withholding tax discussed above. You should consult your own tax advisor regarding your qualification for exemption from backup withholding and the procedure for obtaining any applicable exemption.

  The Internal Revenue Service has finalized Treasury regulations regarding the backup withholding and information rules which are effective for payments made after December 31, 2000 subject to certain transition rules. In general, these regulations unify certification procedures and forms and clarify and modify reliance standards. Among other provisions, these regulations also include the new provisions discussed below regarding sales of stock outside the United States by or for a broker. A Non-United States Holder should consult its own tax advisor regarding the application of the new regulations.

  Payment of the proceeds of a sale of Series A preferred stock or Class A common stock by or through a United States office of a broker is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a Non-United States Holder or otherwise establishes an exemption. In general, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Series A preferred stock or Class A common stock by or through a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes a United States person, a "controlled foreign corporation" for U.S. federal tax purposes, or a foreign person that derives 50% or more of its gross income for a certain period from the conduct of a trade or business in the United States, or, for taxable years beginning after December 31, 2000, a foreign partnership in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or if the partnership is engaged in a trade or business in the United States, such payments will be subject to information reporting, but not backup withholding, unless (1) such broker has documentary evidence in its records that the beneficial owner is a Non-United States Holder and certain other conditions are met, or (2) the beneficial owner otherwise establishes an exemption.

  For payments after December 31, 2000, certification will be required in the case of the disposition of shares of Series A preferred stock or Class A common stock held in an offshore account if the disposition is made through a foreign broker described in the immediately preceeding paragraph.

  Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

  The foregoing discussion is for general information and is not tax advice. Accordingly, each prospective holder of Series A preferred stock or Class A common stock should consult its tax advisor as to the particular tax consequences to it of the Series A preferred stock and Class A common stock, including the applicability and effect of any state, local or foreign income tax laws, and any recent or prospective changes in applicable tax laws.

                                  UNDERWRITING

  Subject to the terms and conditions stated in the underwriting agreement dated the date hereof, each underwriter has severally agreed to purchase from us and we have agreed to sell to the underwriters, the number of shares of Series A preferred stock shown opposite its name below. The obligations of the several underwriters to purchase these shares are subject to terms and conditions contained in the underwriting agreement.

                                                                         Number
                                                                           of
      Underwriters                                                       Shares
      ------------                                                       -------
      Salomon Smith Barney Inc. ........................................
      Goldman, Sachs & Co. .............................................
      Morgan Stanley & Co. Incorporated.................................
                                                                         -------
        Total .......................................................... 800,000
                                                                         =======

  In the underwriting agreement, the underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Series A preferred stock offered hereby (other than those subject to the over-allotment option described below), if any such shares are purchased. In the event of a default by any underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

  The underwriters, for whom Salomon Smith Barney Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are acting as representatives, propose initially to offer the shares of Series A preferred stock to the public at the public offering price set forth on the cover page of this prospectus supplement, and to some dealers at such price less a concession not in excess
of $   per share. The underwriters may allow, and such dealers may reallow, a
concession not in excess of $   per share to other dealers. After the public
offering, the public offering price and such concessions may be changed.

  We have granted the underwriters an option, exercisable within 30 days of the date of this prospectus supplement, to purchase up to 120,000 additional shares of Series A preferred stock to cover over-allotments, if any, at the public offering price set forth on the cover page of this prospectus supplement. To the extent that the underwriters exercise such option, in whole or in part, each underwriter will have a firm commitment, subject to several conditions, to purchase the same proportion of the option shares as the number of shares purchased by such underwriter in the above table bears to the total number of Series A preferred stock purchased by all of the underwriters in the table above.

  The following table shows the per share and total public offering price, the underwriting discount to be paid to the underwriters, and the proceeds before expenses to us. The totals are presented assuming either no exercise or full exercise by the underwriters of the over-allotment option.

                                                                    Total
                                                              -----------------
                                                         Per     No      Full
                                                        Share Exercise Exercise
                                                        ----- -------- --------
      Public offering price ........................... $      $        $
      Underwriting discount ........................... $      $        $
      Proceeds to company ............................. $      $        $

  In connection with the offering, Salomon Smith Barney Inc., on behalf of the underwriters, may purchase and sell the shares of Series A preferred stock and/or shares of our Class A common stock in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of our shares of Series A preferred stock in excess of the number of shares of Series A preferred stock to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of our shares of Series A preferred stock in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of bids or purchases of our shares of Series A preferred stock and/or shares of our Class A common stock made for the purpose of preventing or retarding a decline in the market price of our shares of Series A preferred stock and/or shares of our Class A common stock while the offering is in progress.

  The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase shares originally sold by that syndicate member.

  Any of these activities may cause the price of our shares of Series A preferred stock and/or our Class A common stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected on the Nasdaq National Market or in the over-the-counter market, or otherwise and, if commenced, may be discontinued at any time.

  In addition, in connection with this offering, the underwriters (and selling group members) may engage in passive market making transactions in our Class A common stock on the Nasdaq National Market prior to the pricing and completion of the offering. Passive market making consists of displaying bids on the Nasdaq National Market no higher than the bid prices of independent market makers and making purchases at no higher than those independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average daily trading volume in our Class A common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our Class A common stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions. If passive market making is commenced, it may be discontinued at any time.

  We estimate that the total expenses of this offering will be $     .

  Salomon Smith Barney Inc. and Morgan Stanley & Co. Incorporated have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. They may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

  The underwriting agreement provides that we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect of such liabilities.

  We, our directors and officers, and several other stockholders have each agreed with the underwriters that they will not offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of any shares of our Class A common stock or any securities convertible into, or exchangeable for, shares of Class A common stock for a period of 90 days from the date of this prospectus supplement, without the prior written consent of Salomon Smith Barney Inc., except:

  . in the case of McLeodUSA, any such transactions in connection with acquisitions, employee benefit or option plans, or upon conversion of outstanding securities

  . in the case of our directors, officers and stockholders, dispositions of shares of our Class A common stock as bona fide gifts or pledges where the recipients of such gifts or the pledgees, as the case may be, agree in writing with the underwriters to be bound by these same restrictions

In addition, Clark E. McLeod, Mary E. McLeod, Interstate Energy, M/C, and Richard A. Lumpkin and Gail G. Lumpkin and several other parties related to the Lumpkins have agreed not to sell or otherwise dispose of any of our equity securities without the consent of the board of directors of McLeodUSA. See "Description of Capital Stock--Stockholders' Agreement."

                                 LEGAL MATTERS

  The validity of our Series A preferred stock offered hereby is being passed upon for us by Hogan & Hartson L.L.P., Washington, D.C., our special counsel. Certain legal matters relating to this offering are being passed upon for the underwriters by Mayer, Brown & Platt, Chicago, Illinois.

                                    EXPERTS

  The consolidated financial statements and schedule of McLeodUSA and subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

  The consolidated financial statements of Ovation Communications, Inc. as of December 31, 1998 and 1997 and for the period from March 27, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998 incorporated by reference in this registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

  We have filed a registration statement of which this prospectus supplement forms a part. The registration statement, including the attached exhibits and schedules, contain additional relevant information about our Class A common stock. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus supplement.

  In addition, we have filed reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy any of this information at the following locations of the SEC:

  Public Reference Room     New York Regional Office   Chicago Regional Office
  450 Fifth Street, N.W.      7 World Trade Center         Citicorp Center
        Room 1024                  Suite 1300          500 West Madison Street
  Washington, D.C. 20549    New York, New York 10048         Suite 1400
                                                      Chicago, Illinois 60661-
                                                                2511

  You may obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC file number for our documents filed under the Securities Exchange Act is 0-20763.

  The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, like McLeodUSA, that file electronically with the SEC. The address of that site is http://www.sec.gov.

  The SEC allows us to "incorporate by reference" information into this prospectus supplement and accompanying prospectus. This means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any such information that is superseded by information included directly in this document.

  This prospectus supplement incorporates by reference the documents listed below that we have previously filed or will file with the SEC. They contain important information about us and our financial condition.

  . Our Annual Report on Form 10-K for our fiscal year ended December 31,
    1998, filed on March 24, 1999, as amended by Form 10-K/A filed on April 22, 1999

  . Our Current Reports on Form 8-K filed on April 15, 1999, April 16, 1999, June 17, 1999, July 2, 1999 and August 4, 1999

  . All documents filed with the SEC by us under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date of this prospectus supplement and before the offering is terminated, are considered to be a part of this prospectus, effective the date such documents are filed

  . The description of our Class A common stock set forth in our registration statement filed under Section 12 of the Securities Exchange Act on Form 8-A on May 24, 1996, including any amendment or report filed with the SEC for the purpose of updating such description

  . The consolidated financial statements of Ovation Communications, Inc. and subsidiaries appearing on pages F-1 through F-17 of our definitive prospectus dated March 24, 1999 and filed with the SEC on March 26, 1999 pursuant to Rule 424(b) under the Securities Act as part of our Registration Statement on Form S-4 (Registration No. 333-71811).

  In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

  You can obtain any of the documents listed above from the SEC, through the SEC's Web site at the address described above, or directly from us, by requesting them in writing or by telephone at the following address:

  McLeodUSA Incorporated McLeodUSA Technology Park 6400 C Street SW, P.O. Box 3177 Cedar Rapids, IA 52406-3177 Attn: General Counsel Telephone (319) 364-0000

  We will provide a copy of any of these documents without charge, excluding any exhibits unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means, within two business days after we receive your request.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state or jurisdiction where the offer or sale is not        +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                Subject to Completion, Dated August 4, 1999

P R O S P
E C T U S


                                 $1,750,000,000

                             McLeodUSA Incorporated

   Class A Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Subscription Rights, Stock Purchase Contracts and Stock Purchase
                                     Units

  We may offer, from time to time, in one or more series or classes the following securities:

  . Class A common stock

  .preferred stock

  .preferred stock represented by depositary shares

  .debt securities

  .warrants to purchase debt securities, Class A common stock, preferred stock or depositary shares

  .subscription rights to purchase any of the above securities

  .stock purchase contracts and stock purchase units

  The aggregate initial offering price of these securities will not exceed $1,750,000,000.

  We will provide you with specific terms of the applicable offered securities in supplements to this prospectus. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or market, risk factors and the agents, dealers or underwriters, if any, to be used in connection with the sale of these securities.

  You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to consummate sales of the offered securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.


 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these offered securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

              The date of this Prospectus is August  , 1999.

  You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or inconsistent information. You should assume that the information in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front cover of such documents. Our business, financial information, results of operations and prospects may have changed since those dates.

  If it is against the law in any state to make an offer to sell these securities (or to solicit an offer from someone to buy these securities), then this offer does not apply to any person in that state, and no offer or solicitation is made by this prospectus to any such person.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About This Prospectus.......................................................   1
Where You Can Find More Information.........................................   1
Cautionary Note Regarding Forward-Looking Statements........................   2
About McLeodUSA.............................................................   3
Coverage Ratios.............................................................   4
Use of Proceeds.............................................................   4
Description of Common Stock.................................................   5
Description of Preferred Stock..............................................  10
Description of Depositary Shares............................................  13
Description of Debt Securities..............................................  16
Description of Warrants.....................................................  27
Description of Stock Purchase Contracts and Stock Purchase Units............  29
Description of Subscription Rights..........................................  30
Plan of Distribution........................................................  31
Legal Matters...............................................................  32
Experts.....................................................................  32

                             ABOUT THIS PROSPECTUS

  This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,750,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading "Where You Can Find More Information."

  As used in this prospectus, "McLeodUSA," "the company," "we," "us," and "our" refer to McLeodUSA Incorporated, a Delaware corporation, and its subsidiaries.

                      WHERE YOU CAN FIND MORE INFORMATION

  We have filed a registration statement of which this prospectus forms a part. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered by this prospectus. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus and any applicable prospectus supplement.

  We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy any of this information at the following locations of the SEC:

 Public Reference Room   New York Regional Office   Chicago Regional Office
450 Fifth Street, N.W.     7 World Trade Center         Citicorp Center
       Room 1024                Suite 1300          500 West Madison Street
Washington, D.C. 20549   New York, New York 10048         Suite 1400
                                                 Chicago, Illinois 60661-2511

  You may obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC file number for our documents filed under the Securities Exchange Act is 0-20763.

  The SEC also maintains an Internet Web site that contains reports, proxy statements and other information regarding issuers, like McLeodUSA, that file electronically with the SEC. The address of that site is http://www.sec.gov.

  The SEC allows us to "incorporate by reference" information into this prospectus. This means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any such information that is superseded by information included directly in this document or any prospectus supplement.

  This prospectus incorporates by reference the documents listed below that we have previously filed or will file with the SEC. They contain important information about us and our financial condition.

  . Our Annual Report on Form 10-K for our fiscal year ended December 31, 1998, filed on March 24, 1999, as amended by Form 10-K/A filed on April 22, 1999

  . Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed on May 17, 1999

  . Our Current Reports on Form 8-K filed on April 15, 1999, April 16, 1999, June 17, 1999 and July 2, 1999

  . All documents filed subsequent to the date of this prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until all of the securities offered by this prospectus are sold, effective the date such documents are filed

  . The description of our Class A common stock set forth in our registration statement filed under Section 12 of the Securities Exchange Act on Form 8-A on May 24, 1996, including any amendment or report filed with the SEC for the purpose of updating such description

  . The consolidated financial statements of Ovation Communications, Inc. and subsidiaries appearing on pages F-1 through F-17 of our definitive prospectus dated March 24, 1999 and filed with the SEC on March 26, 1999 pursuant to Rule 424(b) under the Securities Act of 1933 as part of our Registration Statement on Form S-4 (Registration No. 333-71811)

  In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

  You can obtain any of the documents listed above from the SEC, through the SEC's Web site at the address described above, or directly from us, by requesting them in writing or by telephone at the following address:

                             McLeodUSA Incorporated
                           McLeodUSA Technology Park
                        6400 C Street SW, P.O. Box 3177
                          Cedar Rapids, IA 52406-3177
                             Attn: General Counsel
                            Telephone (319) 364-0000

  We will provide a copy of any of these documents without charge, excluding any exhibits unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means, within two business days after we receive your request.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

  This prospectus and the information incorporated by reference in it include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, our financing plans, our future capital requirements, forecasted demographic and economic trends relating to our industry, our ability to complete acquisitions, to realize anticipated cost savings and other benefits from acquisitions and to recover acquisition-related costs, and similar matters are forward-looking statements. These statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these statements by our use of forward-looking words such as "may," "will," "should," "anticipate," "estimate," "expect," "plan," "believe," "predict," "potential" or "intend." You should be aware that these statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from our expectations include those discussed in the applicable prospectus supplement under the caption "Risk Factors." We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                                ABOUT McLEODUSA

  The following summary highlights selected information regarding McLeodUSA. It does not contain all of the information that is important to you. You should carefully read this entire prospectus and any prospectus supplement, together with the other documents to which this prospectus and any prospectus supplement refers you. In addition, you should carefully consider the factors set forth under the caption "Risk Factors" in the applicable prospectus supplement. Unless otherwise indicated, dollar amounts over $1 million have been rounded to one decimal place and dollar amounts less than $1 million have been rounded to the nearest thousand.

                                  Our Company

  We provide communications services to business and residential customers in the Midwestern and Rocky Mountain regions of the United States. We offer local, long distance, Internet access, data, voice mail and paging services, from a single company on a single bill. We believe we are the first company in many of our markets to offer one-stop shopping for communications services tailored to customers' specific needs.

  Our approach makes it easier for both our business and our residential customers to satisfy their communications needs. It also allows businesses to receive customized services, such as competitive long distance pricing and enhanced calling features, that might not otherwise be directly available on a cost-effective basis.

  In addition to our core business of providing competitive local, long distance and related communications services, we also derive revenue from:

  . sale of advertising space in telephone directories

  . traditional local telephone company services in east central Illinois and southeast South Dakota

  . special access, private line and data services

  . communications network maintenance services

  . telephone equipment sales, leasing, service and installation

  . video services

  . telemarketing services

  . computer networking services

  . other communications services, including cellular, operator, payphone, mobile radio, paging services and Web site development and hosting

  In most of our markets, we compete with the existing local phone company by leasing its lines and switches. In other markets, primarily in east central Illinois and southeast South Dakota, we operate our own lines and switches. We provide long distance services by using our own communications network facilities and leasing capacity from long distance and local communications providers. We are constructing fiber optic communications networks in Iowa, Illinois, Wisconsin, Indiana, Missouri, Michigan, Minnesota, South Dakota, North Dakota, Colorado and Wyoming to carry additional communications traffic on our own network.

                               ----------------

  Our principal executive offices are located at McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177, and our phone number is (319) 364-0000.

                                COVERAGE RATIOS

  For each of the years ended December 31, 1994, 1995, 1996, 1997 and 1998, earnings were insufficient to cover fixed charges by $11.4 million, $11.4 million, $22.6 million, $84.4 million and $135.5 million, respectively. For the three months ended March 31, 1998 and 1999, earnings were insufficient to cover fixed charges by $32.0 million and $51.7 million, respectively. For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of net loss before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all debt (including capitalized interest), amortization of debt discount and deferred loan costs and the portion of rental expense that is representative of the interest component of rental expense (deemed to be one-third of rental expense which management believes is a reasonable approximation of the interest component). Because we did not have any preferred stock outstanding during any of these periods, the ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

                                USE OF PROCEEDS

  Unless we specify otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes, including working capital, the repayment or refinancing of our indebtedness, future acquisitions and/or capital expenditures. Until we apply the net proceeds for specific purposes, we may invest such net proceeds in short-term or marketable securities.

                          DESCRIPTION OF COMMON STOCK

  The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law. For information on how to obtain copies of our certificate of incorporation and bylaws, see "Where You Can Find More Information."

General

  Under our certificate of incorporation, we have authority to issue 274,000,000 shares of capital stock, consisting of 250,000,000 shares of Class A common stock, 22,000,000 shares of Class B common stock and 2,000,000 shares of preferred stock. We have declared a two-for-one stock split to be effected in the form of a stock dividend for our Class A common stock. The record date for the stock split was July 12, 1999 and distribution of the additional shares will take place on July 26, 1999. Giving effect to this stock split, we had issued and outstanding as of July 1, 1999, 150,417,738 shares of our Class A common stock, no shares of our Class B common stock and no shares of our preferred stock.

  The rights of the holders of our Class A common stock and our Class B common stock discussed below are subject to such rights as our board of directors may from time to time confer on holders of our preferred stock that may be issued in the future. Such rights may adversely affect the rights of holders of our Class A common stock or our Class B common stock, or both.

Class A Common Stock

  Voting Rights. Each holder of our Class A common stock is entitled to attend all special and annual meetings of our stockholders and, together with the holders of all other classes of stock entitled to vote at such meetings, to vote upon any matter, including, without limitation, the election of directors. Holders of our Class A common stock are entitled to one vote per share.

  Liquidation Rights. In the event of any dissolution, liquidation or winding up of McLeodUSA, whether voluntary or involuntary, the holders of our Class A common stock, the holders of our Class B common stock and the holders of any class or series of stock entitled to participate with our Class A and Class B common stock, will become entitled to participate in the distribution of any of our assets remaining after we have paid, or provided for payment of, all of our debts and liabilities and after we have paid, or set aside for payment, to the holders of any class of stock having preference over our Class A common stock in the event of dissolution, liquidation or winding up, the full preferential amounts, if any, to which they are entitled.

  Dividends. Dividends may be paid on our Class A common stock, our Class B common stock and on any class or series of stock entitled to participate with our Class A and Class B common stock when and as declared by our board of directors. We have never paid, however, any cash dividends and the indentures governing our outstanding debt securities prohibit us from paying cash dividends.

  No Preemptive or Conversion Rights. The holders of our Class A common stock have no preemptive or subscription rights to purchase additional securities issued by us nor any rights to convert their Class A common stock into other of our securities or to have their shares redeemed by us.

Class B Common Stock

  Voting Rights. Each holder of our Class B common stock is entitled to attend all special and annual meetings of our stockholders and, together with the holders of all other classes of stock entitled to vote at such meetings, to vote upon any matter or thing, including, without limitation, the election of directors. Holders of our Class B common stock are entitled to .40 vote per share.

  Liquidation Rights. In the event of any dissolution, liquidation or winding up of McLeodUSA, whether voluntary or involuntary, the holders of our Class B common stock, the holders of our Class A common stock and the holders of any class or series of stock entitled to participate with our Class B and Class A common stock, will become entitled to participate in the distribution of any of our assets remaining after we have paid, or provided for payment of, all of our debts and liabilities and after we have paid, or set aside for payment, to the holders of any class of stock having preference over our Class B common stock in the event of dissolution, liquidation or winding up the full preferential amounts, if any, to which they are entitled.

  Dividends. Dividends may be paid on our Class B common stock, our Class A common stock and on any class or series of stock entitled to participate with our Class B and Class A common stock when and as declared by our board of directors.

  Conversion into Our Class A Common Stock; No Other Preemptive or Conversion Rights. The shares of our Class B common stock may be converted at any time at the option of the holder into fully paid and nonassessable shares of our Class A common stock at the rate of one share of our Class A common stock for each share of Class B common stock, as adjusted for any stock split. Except for this conversion right, the holders of our Class B common stock have no preemptive or subscription rights to purchase additional securities issued by us nor any rights to convert their Class B common stock into other of our securities or to have their shares redeemed by us.

Certain Charter and Statutory Provisions

  Classified Board. Our certificate of incorporation provides for the division of our board of directors into three classes of directors, serving staggered three-year terms. Our certificate of incorporation further provides that the approval of the holders of at least two-thirds of the shares entitled to vote thereon and the approval of a majority of our entire board of directors are necessary for the alteration, amendment or repeal of certain sections of our certificate of incorporation relating to the election and classification of our board of directors, limitation of director liability, indemnification and the vote requirements for such amendments to our certificate of incorporation. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

  Certain Statutory Provisions. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation like us from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless

  . before such date, the corporation's board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder,

  . upon consummation of the transaction that resulted in such person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans, or

  . on or after the date the stockholder became an interested stockholder, the business combination is approved by the corporation's board of directors and authorized by the affirmative vote, and not by written consent, of at least two-thirds of the outstanding voting stock of the corporation excluding that stock owned by the interested stockholder.

  A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person, other than the corporation and any direct or indirect wholly owned subsidiary of the corporation, who together with affiliates and associates, owns or, as an affiliate or associate, within three years prior, did own 15% or more of the corporation's outstanding voting stock.

  Section 203 expressly exempts from the requirements described above any business combination by a corporation with an interested stockholder who became an interested stockholder at a time when the section did not apply to the corporation. As permitted by the Delaware General Corporation Law, our original certificate of incorporation provided that it would not be governed by Section
203. Several of our stockholders, including

Clark E. and Mary E. McLeod and Interstate Energy Corporation became interested stockholders within the meaning of Section 203 while that certificate of incorporation was in effect. Accordingly, future transactions between us and any of these stockholders will not be subject to the requirements of Section 203.

  Our certificate of incorporation empowers our board of directors to redeem any of our outstanding capital stock at a price determined by our board of directors, which price will be at least equal to the lesser of

  . fair market value, as determined in accordance with our certificate of incorporation, or

  . in the case of a "Disqualified Holder," such holder's purchase price, if the stock was purchased within one year of such redemption,

to the extent necessary to prevent the loss or secure the reinstatement of any license, operating authority or franchise from any governmental agency. A "Disqualified Holder" is any holder of shares of our capital stock whose holding of such stock may result in the loss of, or failure to secure the reinstatement of, any license or franchise from any governmental agency held by us or any of our subsidiaries to conduct any portion of our business or the business of any of our subsidiaries. Under the Telecommunications Act of 1996, non-U.S. citizens or their representatives, foreign governments or their representatives, or corporations organized under the laws of a foreign country may not own, in the aggregate, more than 20% of a common carrier licensee or more than 25% of the parent of a common carrier licensee if the Federal Communications Commission, or FCC, determines that the public interest would be served by prohibiting such ownership. Additionally, the FCC's rules may under some conditions limit the size of investments by foreign telecommunications carriers in U.S. international carriers.

Limitation of Liability and Indemnification

  Limitations of Director Liability. Section 102(b)(7) of the Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Section 102(b)(7) does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us or our stockholders to the full extent permitted by Section 102(b)(7). Specifically, our directors are not personally liable for monetary damages to us or our stockholders for breach of the director's fiduciary duty as a director, except for liability for:

  .any breach of the director's duty of loyalty to us or our stockholders

  . acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law

  . unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law

  . any transaction from which the director derived an improper personal benefit

  Indemnification. To the maximum extent permitted by law, our bylaws provide for mandatory indemnification of our directors and officers against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director or officer of McLeodUSA. In addition, we must advance or reimburse directors and officers for expenses incurred by them in connection with indemnifiable claims. We also maintain directors' and officers' liability insurance.

Transfer Agent and Registrar

  The transfer agent and registrar for our Class A common stock is Norwest Bank Minnesota, N.A.

Stockholders' Agreements

  On November 18, 1998, we entered into a stockholders' agreement (the "Stockholders' Agreement") with several of our significant stockholders consisting of IES Investments Inc. (a subsidiary of Interstate Energy), Clark
E. and Mary E. McLeod, and Richard A. and Gail G. Lumpkin and several other parties related to the Lumpkins.

  The Stockholders' Agreement provides, among other things, that:

  . until December 31, 2001, the parties will not sell any of our equity securities without receiving the prior written consent of our board of directors, except for transfers specifically permitted by the Stockholders' Agreement

  . our board of directors will determine on a quarterly basis starting with the quarter ending December 31, 1998 and ending on December 31, 2001, the aggregate number, if any, of shares of our Class A common stock, not to exceed in the aggregate 150,000 shares per quarter, that the parties may sell during designated trading periods following the release of our quarterly or annual financial results

  . to the extent our board of directors grants registration rights to a party to the agreement in connection with a sale of our securities by such party, it will grant similar registration rights to the other parties

  . our board of directors will determine on an annual basis commencing with the year ending December 31, 1999 and ending on December 31, 2001 (each such year, an "Annual Period"), the aggregate number, if any, of shares of our Class A common stock, not to exceed in the aggregate on an annual basis a number of shares equal to 15% of the total number of shares of Class A common stock beneficially owned by the parties as of December 31, 1998 (the "Registrable Amount"), to be registered by us under the Securities Act for sale by the parties

  . in any underwritten offering of shares of Class A common stock by us, other than an offering on a registration statement on Form S-4 or Form S-8 or any other form which would not permit the inclusion of shares of our Class A common stock owned by the parties, we will undertake to register the shares of our Class A common stock of such parties up to the Registrable Amount, if any, as determined by our board of directors

  . we may subsequently determine not to register any shares of the parties under the Securities Act and may either not file a registration statement or otherwise withdraw or abandon a registration statement previously filed

  The Stockholders' Agreement terminates on December 31, 2001. If during any Annual Period we have not provided a party a reasonable opportunity to sell an aggregate number of shares of Class A common stock equal to not less than 15% of the total number of shares of Class A common stock beneficially owned by such party as of December 31, 1998, then such party may terminate the Stockholders' Agreement as it applies to such party.

  Under the Stockholders' Agreement, each party also agreed, until such party owns less than 4 million shares of Class A common stock or until December 31, 2001, whichever occurs first, to vote such party's shares and take all action within its power to:

  . establish the size of our board of directors at up to 11 directors

  . cause to be elected to our board of directors one director designated by Interstate Energy for so long as IES Investments owns at least 4 million shares of Class A common stock

  . cause to be elected to our board of directors three directors who are executive officers of McLeodUSA designated by Clark McLeod for so long as Clark and Mary McLeod collectively own at least 4 million shares of Class A common stock

  . cause Richard Lumpkin to be elected to our board of directors for so long as the former stockholders of Consolidated Communications, Inc. who are a party to the agreement collectively own at least 4 million shares of Class A common stock

  . cause to be elected to our board of directors up to six non-employee directors nominated by our board

  On January 7, 1999, in connection with the Ovation acquisition, M/C Investors L.L.C. and Media/Communications Partners III Limited Partnership (collectively, "M/C") entered into a separate stockholders' agreement (the "Ovation Stockholders' Agreement") with the parties to the Stockholders' Agreement.

  The Ovation Stockholders' Agreement provides that, until December 31, 2001, M/C will not sell any of our equity securities without receiving the prior written consent of our board of directors. The Ovation Stockholders' Agreement also contains various provisions intended to insure that M/C is treated on a basis similar to the parties to the Stockholders' Agreement in connection with permitted sales of our securities under the Stockholders' Agreement generally starting December 31, 1999. In addition, for so long as M/C owns at least 2.5 million shares of our Class A common stock, M/C has agreed to vote its shares in accordance with the voting agreement contained in the Stockholders' Agreement and the other parties have agreed to vote their shares to cause to be elected to our board of directors one director designated by M/C.

  The Ovation Stockholders' Agreement terminates on December 31, 2001. In addition, if (1) during each of the years ending December 31, 2000 and December 31, 2001, we have not provided M/C a reasonable opportunity to register under the Securities Act for sale an aggregate number of shares of our Class A common stock equal to not less than 15% of the total number of shares of Class A common stock beneficially owned by M/C as of March 31, 1999, or (2) after January 1, 2000, the Stockholders' Agreement has been terminated by all parties to such agreement, then M/C may terminate the Ovation Stockholders' Agreement. The Ovation Stockholders' Agreement will be terminated with respect to all parties other than M/C and us at such time as the Stockholders' Agreement is terminated.

                         DESCRIPTION OF PREFERRED STOCK

  The following description is a general summary of the terms of the preferred stock which we may issue. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation, the applicable certificate of designations to our certificate of incorporation which will determine the terms of the related series of preferred stock and our bylaws, each of which will be made available upon request.

General

  Our certificate of incorporation authorizes our board of directors, from time to time and without further stockholder action, to provide for the issuance of up to 2,000,000 shares of preferred stock, par value $.01 per share, in one or more series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As of the date of this prospectus, no shares of preferred stock are outstanding. As a result of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, the board of directors could adversely affect the voting power of the holders of our Class A common stock and Class B common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, may discourage any attempt to obtain control of us.

  The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designations relating to such issues. You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

  (1)  the title and stated value of the preferred stock being offered

  (2) the number of shares of preferred stock being offered, their liquidation preference per share, if any, and their purchase price

  (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered

  (4) whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered shall accumulate

  (5) the procedures for any auction and remarketing, if any, for the preferred stock being offered

  (6) the provisions for a sinking fund, if any, for the preferred stock being offered

  (7) the provisions for redemption, if applicable, of the preferred stock being offered

  (8) any listing of the preferred stock being offered on any securities exchange or market

  (9) the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into, or exchangeable for, our Class A common stock or debt securities, including the conversion or exchange price, or the manner of calculating the price, and the conversion or exchange period

  (10)  voting rights, if any, of the preferred stock being offered

  (11) whether interests in the preferred stock being offered will be represented by depositary shares

  (12) a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered

  (13) the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs

  (14) any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs

  (15) any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered

Rank

  Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of McLeodUSA, rank:

  (1) senior to all of our classes or series of common stock and to all equity securities the terms of which specifically provide that such equity securities rank junior to the preferred stock being offered

  (2) on a parity with all equity securities we have issued, other than those referred to in clauses (1) and (3) of this subheading

  (3) junior to all equity securities we have issued, the terms of which specifically provide that such equity securities rank senior to the preferred stock being offered

For purposes of this description, the term "equity securities" does not include convertible debt securities.

Distributions

  Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to stockholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such distribution shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by our board of directors. Distributions on any series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement.

Redemption

  The terms and conditions, if any, upon which the preferred stock will be subject to mandatory redemption or redemption at our option, either in whole or in part, will be described in the applicable prospectus supplement.

Liquidation Preference

  Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any Class A common stock or Class B common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our company, the holders of each series of preferred stock shall be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of our shares of capital stock ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of shares of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

  If liquidating distributions shall have been made in full to all holders of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of our company.

Voting Rights

  Holders of preferred stock will have the voting rights as indicated in the applicable prospectus supplement.

Conversion Rights

  The terms and conditions, if any, upon which any series of preferred stock is convertible into Class A common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of Class A common stock into which the shares of preferred stock are convertible, the conversion price or the manner of calculating the conversion price, the conversion date(s) or period(s), provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of preferred stock.

Transfer Agent and Registrar

  The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

  The following description is a general summary of the terms of the depositary shares which we may issue. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the applicable Deposit Agreement and related depositary receipts.

General

  We may issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate Deposit Agreement between the "depositary" named in the Deposit Agreement and us. Subject to the terms of the Deposit Agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the preferred stock represented by those depositary shares, including dividend, voting, conversion, redemption and liquidation rights.

  The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of our preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of Deposit Agreement and depositary receipt may be obtained from us upon request, and the statements made in this summary relating to the Deposit Agreement and the depositary receipts to be issued under the Deposit Agreement are summaries of provisions of the Deposit Agreement and the related depositary receipts.

Dividends and Other Distributions

  The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to the obligations of holders to file proofs, certificates and other information and to pay some charges and expenses to the depositary.

  In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled to that property, subject to the obligations of holders to file proofs, certificates and other information and to pay some charges and expenses to the depositary, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

  No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.

Withdrawal of Preferred Stock

  Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption or converted into other securities, the holders of those depositary receipts will be entitled to delivery at the corporate trust office, to or upon the holder's order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by the depositary share as specified in the applicable prospectus supplement, but holders of the shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

  Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of the preferred stock so redeemed, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata, as nearly as may be practicable without creating fractional depositary shares, or by another equitable method.

  From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock called for redemption will cease to accrue, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon the redemption and any money or other property to which the holders of the depositary receipts were entitled upon the redemption and surrender thereof to the depositary.

Voting of the Preferred Stock

  Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. The depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the amount of preferred stock represented by the depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as such action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

  In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

  The depositary shares, as such, are not convertible into our common stock or any of our other securities or property. Nevertheless, if specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by their holders to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares evidenced by the depositary receipts into whole shares of our Class A common stock, other shares of our preferred stock or other of our equity or debt securities, and we have agreed that upon receipt of those instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of Class A common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the average of the closing prices of the Class A common stock for a specified period of time prior to the conversion.

Amendment and Termination of the Deposit Agreement

  The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the Deposit Agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least a majority of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Deposit Agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

  Unless specified otherwise in the applicable prospectus supplement, we may terminate the Deposit Agreement upon not less than 30 days prior written notice to the depositary if a majority of each class of depositary shares affected by such termination consents, whereupon the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the depositary with respect to such depositary receipt. In addition, the Deposit Agreement will automatically terminate if:

  (1)  all outstanding depositary shares shall have been redeemed

  (2) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock

  (3) each share of the related preferred stock shall have been converted into our securities not represented by depositary shares

Charges of Preferred Stock Depositary

  We will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the Deposit Agreement.


Miscellaneous

  The depositary will forward to holders of depositary receipts any reports and communications from us which are received by the depositary with respect to the related preferred stock.

  Unless specified otherwise in the applicable prospectus supplement, neither we nor the depositary will be liable if either of us is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of the depositary and our company under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence, in the case of any action or inaction in the voting of preferred stock represented by the depositary shares, gross negligence or willful misconduct, and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

  In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

                         DESCRIPTION OF DEBT SECURITIES

  The following discussion describes certain general provisions of the debt securities to which this prospectus and any applicable prospectus supplement may relate. The particular terms of the debt securities being offered and the extent to which these general provisions may apply will be set forth in the indenture or supplemental indenture under which the particular debt securities are issued, and will be described in a prospectus supplement relating to such debt securities. A form of the senior indenture and a form of the subordinated indenture under which the debt securities may be issued have been filed as exhibits to the registration statement of which this prospectus is a part. All section references appearing in this prospectus are to sections of each indenture unless otherwise indicated, and capitalized terms used but not defined below shall have the respective meanings set forth in each Indenture.

General

  Our debt securities will be unsecured general obligations and may be either senior debt securities, which we refer to as Senior Securities, or subordinated debt securities, which we refer to as Subordinated Securities. The debt securities will be issued pursuant to a written agreement, known as an Indenture, to be entered into by us and an independent third party, known as a Trustee, who will be legally obligated to carry out the terms of the Indenture. Senior Securities and Subordinated Securities will be issued under separate indentures referred to as a Senior Indenture and a Subordinated Indenture, respectively, or together referred to as the Indentures. The statements made under this heading relating to the debt securities and the Indentures are summaries of their anticipated provisions, do not purport to be complete and are qualified in their entirety by reference to the Indentures and the debt securities themselves.

  The indebtedness represented by Subordinated Securities will be subordinated in right of payment to the prior payment in full of our Senior Indebtedness (which term includes our Senior Securities), as described below under "-- Ranking."

  All of our operations are conducted through subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments, other than as expressly provided in a guarantee. The payment of dividends or the making of loans and advances to us by our subsidiaries may be subject to contractual, statutory or regulatory restrictions, which, if material, would be disclosed in the applicable prospectus supplement. Moreover, such payments, loans and advances would be contingent upon the earnings of the subsidiaries. Any right we may have to receive assets of any of our subsidiaries upon liquidation or recapitalization of the subsidiaries (and the consequent right of the holders of debt securities to participate in those assets) will be subject to the claims of the subsidiaries' creditors. In the event that we are recognized as a creditor of a subsidiary, our claims would still be subject to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that of the debt securities, and would be dependent primarily upon the receipt of funds from our subsidiaries.

  Except as set forth in the applicable Indenture or in one or more supplemental indentures and described in an applicable prospectus supplement, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or under authority granted by a resolution of our board of directors or as established in the applicable Indenture or in one or more supplemental indentures. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

  It is expected that each Indenture will provide that there may be more than one Trustee thereunder, each with respect to one or more series of debt securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of debt securities, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of debt securities, each such Trustee will be a trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise provided in the Indenture or supplemental indenture, any action permitted to be taken by each Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of debt securities for which it is Trustee under the applicable Indenture.

  The applicable prospectus supplement will describe the specific terms of any series of debt securities being offered, including:

  (1) The title of such debt securities and whether such debt securities are Senior Securities or Subordinated Securities

  (2) The aggregate principal amount of such debt securities and any limit on such aggregate principal amount

  (3) The percentage of the principal amount at which such debt securities will be issued and, if other than the full principal amount thereof, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof

  (4) The date or dates, or the method for determining such date or dates, on which the principal of such debt securities will be payable and the amount of principal payable thereon

  (5) The rate or rates (which may be fixed or variable), or the method by which such rate or rates will be determined, at which such debt securities will bear interest, if any

  (6) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which record dates may be determined, the persons to whom such interest will be payable, and the basis upon which interest is to be calculated if other than a 360-day year of twelve 30-day months

  (7) The place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the applicable Indenture may be served

  (8) The period or periods within which, the price or prices at which, and the other terms and conditions upon which, such debt securities may be redeemed, in whole or in part, at our option if we have such an option

  (9) Our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the date and dates on which, the price or prices at which, and the other terms and conditions upon which, such debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation

  (10) If other than U.S. dollars, the currency or currencies in which such debt securities are denominated or in which the principal of (and premium, if any) or interest or Additional Amounts (as defined below), if any, on the debt securities is payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto

  (11) Whether the amount of payments of principal of (and premium, if any) or interest or Additional Amounts, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts are to be determined

  (12) Whether the principal of (and premium, if any) or interest or Additional Amounts, if any, on the debt securities are to be payable, at our election or at the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable, the period or periods within which (including the election date), and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are to be so payable

  (13) Any additions to, modifications of or deletions from the terms of such debt securities with respect to events of default, amendments, merger, consolidation and sale of assets or covenants set forth in the applicable Indenture

  (14) Whether such debt securities will be issued in certificate or book-entry form

  (15) Whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof if other than $5,000, and terms and conditions relating thereto

  (16) The applicability, if any, of the defeasance and covenant defeasance provisions of the Indenture and any additional or different terms on which such series of debt securities may be defeased

  (17) Whether and under what circumstances we will pay any additional amounts (which we refer to as Additional Amounts) on such debt securities to a holder that is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment

  (18) Whether and the extent to which the payment of principal of, and premium, if any and interest on such debt securities are guaranteed by one or more of our Subsidiaries or by other persons

  (19) Whether and under what circumstances the debt securities are convertible into our Class A common stock, our preferred stock or other debt securities

  (20) If the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for such debt securities to be authenticated and delivered

  (21) Any other terms of such debt securities not inconsistent with the provisions of the applicable Indenture (Section 301)

  The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof or bear no interest or bear interest at a rate which at the time of issuance is below market rates, which we refer to as Original Issue Discount Securities. Special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

  Except as set forth in the applicable Indenture or in one or more supplemental indentures, the applicable Indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford you protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

  For the purposes of certain Events of Default described below and any additional covenants or other provisions that may be set forth in one or more supplemental indentures, we may designate certain of our Subsidiaries as "Unrestricted Subsidiaries." All Subsidiaries that are not designated as Unrestricted Subsidiaries will be "Restricted Subsidiaries." The terms and conditions, if any, under which a Subsidiary may be designated as an Unrestricted Subsidiary will be set forth in the applicable supplemental indenture and described in the applicable prospectus supplement.

  We refer to a corporation, partnership, limited liability company, joint venture or similar entity in which we or one or more of our other Subsidiaries own or control, directly or indirectly, a majority of the outstanding voting stock, partnership interests, membership interests or similar interests, as the case may be, as a "Subsidiary." For the purposes of this definition, "voting stock" means stock or other equity interests having voting power for the election of directors, or comparable governing body, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Denomination, Interest, Registration and Transfer

  Unless otherwise described in the applicable prospectus supplement, dollar-denominated debt securities that are in registered form will be issuable in denominations of $1,000 and any integral multiple thereof (except for registered debt securities issued in global form, which may be of any denomination), and dollar-denominated debt securities that are in bearer form will be issuable in denominations of $5,000 (except for bearer debt securities issued in global form, which may be of any denomination) (Section 302).

  Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest (and Additional Amounts, if any) on any series of debt securities that are in registered form will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable prospectus supplement. At our option, payment of interest on debt securities that are in registered form may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities or by wire transfer of funds to such person at an account maintained within the United States. Unless otherwise specified in the applicable prospectus supplement, payment of the principal of (and applicable premium, if any) and interest (and Additional Amounts, if any) on any debt securities that are in bearer form will be made only at an office or agency of ours located outside the United States (Sections 301, 305, 306, 307 and 1002).

  Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, which we refer to as Defaulted Interest, will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name such debt security is registered at the close of business on a special record date, which we refer to as the Special Record Date, for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof is to be given to the holder of such debt security not less than ten days before such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture or supplemental indenture (Section 307).

  Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the applicable Trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the applicable Trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). If the applicable prospectus supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

  Neither we nor any Trustee will be required to:

  (1) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption

  (2) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part, or

  (3) issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be repaid (Section 305)

Merger, Consolidation or Sale of Assets

  We will be permitted to consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:

  (1) either we are the continuing entity, or the successor entity (if other than us) formed by or resulting from any such consolidation or merger or which has received the transfer of such assets is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes payment of the principal of (and premium, if any), interest on, and all other amounts payable in connection with, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture

  (2) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of us or any Subsidiary as a result thereof as having been incurred by us or such Subsidiary at the time of such transaction, no Event of Default under the Indentures or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, will have occurred and be continuing, and

  (3) an officer's certificate and legal opinion covering such conditions are delivered to each Trustee (Sections 801 and 803)

Certain Covenants

  Existence. Except as described above under "Merger, Consolidation or Sale of Assets," we will be required to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (by certificate of incorporation, by-laws and statute) and franchises, and those of our Restricted Subsidiaries, but we and any such Restricted Subsidiary will not be required to preserve the existence of a Restricted Subsidiary or any such right or franchise if we determine that the preservation of such existence, right or franchise is no longer desirable in the conduct of our business and that the loss of such right or franchise is not disadvantageous in any material respect to the holders of the debt securities. Furthermore, any Restricted Subsidiary may consolidate with, merge into, or sell, convey, lease or otherwise dispose of all of its property and assets to us or any wholly owned Restricted Subsidiary (Section 1004).

  Maintenance of Properties. We will be required to cause all of our properties used or useful in the conduct of our business or the business of any Restricted Subsidiary and material to us and our Restricted Subsidiaries taken as a whole to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, but we and our Restricted Subsidiaries will not be prevented from discontinuing the operation or maintenance of any of such property if such discontinuance is in our judgment, desirable on the conduct of our business or the business of any of our Restricted Subsidiaries (Section 1005).

  Payment of Taxes and Other Claims. We will be required to pay or discharge or cause to be paid or discharged, before the same become delinquent:

  (1) all material taxes, assessments and governmental charges levied or imposed upon us or any Restricted Subsidiary or upon our income, profits or property or that of any Restricted Subsidiary and

  (2) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our property or that of any Restricted Subsidiary; but we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith in appropriate proceedings upon stay of execution or the enforcement thereof and for which adequate reserves in accordance with GAAP or other appropriate provision has been made. (Section 1007).

Additional Covenants and/or Modifications to the Covenants Described Above

  Any additional covenants and/or modifications to the covenants described above with respect to any series of our debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable Indenture or supplemental indenture and described in the related prospectus supplement.

Events of Default, Notice and Waiver

  Each Indenture may provide that some or all of the following events are "Events of Default" with respect to any series of debt securities issued thereunder, subject to any modifications, additions or deletions provided in any supplemental indenture with respect to any series of debt securities:

  (1) default for 30 days in the payment of any installment of interest on or any Additional Amounts payable in respect of any debt security of such series

  (2) default in the payment of principal of (or premium, if any, on) any debt security of such series when such amount becomes due and payable, whether upon its maturity, declaration of acceleration, call for redemption or otherwise

  (3) default in making any sinking fund payment as required for any debt security of such series

  (4) default in the performance, or breach, of any of our other covenants or warranties contained in the applicable Indenture (other than any covenant or warranty otherwise provided for in the provisions relating to Events of Default), continued for 60 days after written notice as provided in the applicable Indenture

  (5) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any Restricted Subsidiary or either of their property

  (6) any other Event of Default provided with respect to a particular series of debt securities (Section 501)

  If an Event of Default under an Indenture (other than an Event of Default described in clause 5 above) with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case, unless the principal amount of all of the outstanding debt securities of such series has already become due and payable, the applicable Trustee or, generally, the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series, and any accrued and unpaid interest thereon, to be due and payable immediately by written notice thereof to us (and to the applicable Trustee if given by the holders) and upon any such declaration such principal or specified portion thereof and any accrued and unpaid interest thereon shall become immediately due and payable. If an Event of Default described in clause 5 above occurs with respect to the debt securities of any series, then the principal amount of all debt securities of that series and any accrued and unpaid interest thereon shall become immediately due and payable without any act on the part of the Trustee or any holder of such debt securities. At any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any Indenture, as the case may
be)
has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, however, the holders of not less than a majority in principal amount of the outstanding debt securities of such series (or of all debt securities then outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if:

  (1) we have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest and Additional Amounts, if any, on the debt securities of such series (or of all debt securities then outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Trustee, and

  (2) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in such Indenture (Section 502)

  Each Indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

  (1) in the payment of the principal of (or premium, if any) or interest or Additional Amounts, if any, on any debt security of such series, or

  (2) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby (Section
       513)

  Each Trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable Indenture unless such default has been cured or waived; but the Trustee may withhold notice of any default (except a default in the payment of the principal of (or premium, if any) or interest or Additional Amounts, if any, on such debt securities or in the payment of any sinking fund installment in respect of such debt securities) if specified responsible officers of such Trustee consider such withholding to be in the interest of such holders (Section 601).

  Each Indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the cases of failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest and Additional Amounts, if any, on such debt securities at the respective due dates thereof (Section 508).

  Subject to provisions in each Indenture relating to its duties in case of default, no Trustee will be under any obligation to exercise any of its rights or powers under an Indenture at the request or direction of any holders of any series of debt securities then outstanding under such Indenture, unless such holders offer to the Trustee reasonable security or indemnity (Section 602). The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an Indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or of exercising any trust or power conferred upon such Trustee. A Trustee may refuse, however, to follow any direction that is in conflict with any law or with the applicable Indenture or that may involve such Trustee in personal liability or may be unduly prejudicial to the holders of debt securities of such series not joining therein (Section 512).

  Within 120 days after the close of each fiscal year, we will be required to deliver to each Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof (Section 1008).

Modification of the Indentures

  Modifications and amendments of an Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under such Indenture that are affected by such modification or amendment; but no such modification or amendment may, without the consent of the holder of each such debt security affected thereby:

  (1) change the stated maturity of the principal of (or the premium, if any), or any installment of interest (or Additional Amounts, if any) on, any such debt security

  (2) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, or any Additional Amounts payable with respect to, any such debt security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security

  (3) change the place of payment, or the coin or currency for payment, of principal (or premium, if any) or interest or Additional Amounts, if any, on any such debt security

  (4) impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security

  (5) release any guarantors from their guarantees of any such debt securities, or, except as contemplated in any supplemental indenture, make any change in a guarantee of such debt securities that would adversely affect the interests of the holders thereof

  (6) reduce the percentage in principal amount of outstanding debt securities of any series necessary to modify or amend the Indenture, to wave compliance with certain provisions thereof or certain defaults or consequences thereunder or to reduce the quorum or voting requirements in the Indenture, or

  (7)  modify the ranking or priority of such debt securities (Section 902)

  The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby will have the right to waive compliance by us with certain covenants in such Indenture (Section
1010).

  Modifications and amendments of an Indenture will be permitted to be made by us and the Trustee thereunder without the consent of any holder of debt securities for any of the following purposes:

  (1) to evidence the succession of another person to us as obligor under such Indenture

  (2) to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the Indenture

  (3) to add Events of Default for the benefit of the holders of all or any series of debt securities

  (4) to add or change any provisions of an Indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect

  (5) to change or eliminate any provisions of an Indenture, if such change or elimination becomes effective only when there are no debt securities outstanding of any series created prior thereto that are entitled to the benefit of such provision

  (6)  to secure the debt securities

  (7)  to establish the form or terms of debt securities of any series

  (8) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under an Indenture by more than one Trustee

  (9) to cure any ambiguity, defect or inconsistency in an Indenture, provided that such modifications shall not adversely affect the interests of the holders of debt securities of any series

  (10) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, if such action does not adversely affect the interests of the holders of the debt securities of any series in any material respect

  (11) to make any change that does not adversely affect the legal rights under an Indenture of any holder of debt securities of any series issued thereunder

  (12) to add a guarantor of the securities of any series, or

  (13) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act (Section 901)

Ranking

  The Senior Securities will constitute part of our Senior Indebtedness (as defined below) and will rank pari passu with all of our outstanding senior debt. Except as set forth in the applicable prospectus supplement, the Subordinated Securities will be subordinated, in right of payment, to the prior payment in full of the Senior Indebtedness, including the Senior Securities. However, our obligation to pay the principal of (and premium, if any) and interest and Additional Amounts (if any) on such Subordinated Securities will not otherwise be impaired (Section 1603 of the Subordinated Indenture).

  In the event of any distribution of our assets in connection with any dissolution, winding up, liquidation or reorganization of us, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of our assets and liabilities or otherwise, except a distribution in connection with a merger, consolidation or sale of assets that complies with the requirements described above under "Merger, Consolidation or Sale of Assets," the holders of all Senior Indebtedness will first be entitled to receive payment of the full amount due thereon before the holders of any of the Subordinated Securities will be entitled to receive any payment in respect of the Subordinated Securities. If a payment default occurs and is continuing with respect to any amount payable in respect of any Senior Indebtedness, or if any event occurs that would permit the holders of any Senior Indebtedness to accelerate the maturity thereof, the holders of all Senior Indebtedness will first be entitled to receive payment of the full amount due thereon before the holders of any of the Subordinated Securities will be entitled to receive any payment in respect of the Subordinated Securities. If the principal amount of the Subordinated Securities of any series is declared due and payable pursuant to the Subordinated Indenture and such declaration has not been rescinded and annulled, the holders of all Senior Indebtedness outstanding at the time of such declaration will first be entitled to receive payment of the full amount due thereon before the holders of any of the Subordinated Securities will be entitled to receive any payment in respect of the Subordinated Securities (Section 1601 of the Subordinated Indenture).

  After all Senior Indebtedness is paid in full and until the Subordinated Securities are paid in full, holders of Subordinated Securities will be subrogated to the right of holders of Senior Indebtedness to the extent that distributions otherwise payable to holders of Subordinated Securities have been applied to the payment of Senior Indebtedness (Section 1602 of the Subordinated Indenture). By reason of such subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of Subordinated Securities.

  Senior Indebtedness will be defined in the Subordinated Indenture as the principal of (and premium, if any) and interest and Additional Amounts, if any, on, or substantially similar payments to be made by us in respect of, the following, whether outstanding at the date of execution of the applicable Indenture or thereafter incurred, created, guaranteed or assumed, and whether or not contingent:

  (1) any obligation for money borrowed

  (2) any obligation evidenced by bonds, debentures, notes, guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition of property, assets or businesses, excluding trade accounts payable made in the ordinary course of business

  (3) any reimbursement obligation with respect to letters of credit, bankers' acceptances or similar facilities

  (4) any obligation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith)

  (5) any capital lease obligation

  (6) the maximum fixed redemption or repurchase price of capital stock which, by its terms, matures, is mandatorily redeemable or redeemable at the option of the holder thereof, or is exchangeable for indebtedness at any time, and, to the extent held by persons other than us or our Restricted Subsidiaries, the maximum fixed redemption or repurchase price of any such stock of our Restricted Subsidiaries, at the time of determination

  (7) every obligation under interest rate and currency protection agreements

  (8) any attributable indebtedness with respect to any sale and leaseback transaction and

  (9) any obligation of the type referred to in clauses (1) through (8) of another person and all dividends and distributions of another person the payment of which, in either case, we have guaranteed or are responsible or liable, directly or indirectly, as obligor, guarantor or otherwise in each case other than (i) any such indebtedness, obligation or liability referred to in clauses (1) through (9) above as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Subordinated Securities or ranks equally with the Subordinated Securities, (ii) any such indebtedness, obligation or liability which is subordinated to our indebtedness to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated, and
(iii) the Subordinated Securities.

Satisfaction and Discharge of the Indentures

  We may terminate our obligations under either Indenture with respect to debt securities of any series when:

  (1) either (A) all outstanding debt securities of such series have been delivered to the Trustee for cancellation or (B) all debt securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their Stated Maturity within one year or, if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation, for the principal of (and premium, if any,) and interest and Additional Amounts, if any, to the date of deposit or Stated Maturity or date of redemption,

  (2) we have paid or caused to be paid all sums payable by us under such Indenture, and

  (3) we have delivered a Company Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in such Indenture (Section 401).

Defeasance and Covenant Defeasance

  Each Indenture will provide that, if the provisions relating to defeasance or covenant defeasance or both are made applicable to the debt securities of or within any series, we may elect either:

  (1) to defease and be deemed to have paid and be discharged from any and all obligations with respect to such debt securities, which we refer to as defeasance (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities, and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) (Section 1402), or

  (2) to be released from our obligations with respect to such debt securities under certain specified covenants contained in Article Ten of such Indenture and, if so specified in any supplemental indenture relating to a series of debt securities, from any obligations arising under additional covenants applicable to such series of debt securities, all as described in the applicable prospectus supplement, and any omission to comply with such obligations shall not constitute an Event of Default with respect to such debt securities, which we refer to as covenant defeasance (Section 1403)

in either case upon the irrevocable deposit by us with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of (and premium, if any) and interest and Additional Amounts, if any, on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

  Such a trust will only be permitted to be established if, among other things, we have delivered to the applicable Trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture (Section 1404).

  The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion and Exchange

  The terms, if any, on which debt securities of any series are convertible into or exchangeable for Class A common stock, preferred stock, or other debt securities, including the initial conversion price or conversion rate, any adjustments to such conversion price or conversion rate and the conversion period, and the conditions upon which such conversion will be effected, will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange to be either mandatory or at the option of the holders or ourselves.

Redemption and Repurchase

  The debt securities may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Global Securities

  The debt securities of a series may be issued in whole or in part in the form of one or more global securities, which we refer to as the Global Securities, to be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.

                            DESCRIPTION OF WARRANTS

General

  We may issue, together with other securities or separately, warrants to purchase our debt securities, Class A common stock, Class B common stock, preferred stock or depositary shares. We will issue the warrants under Warrant Agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

  The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

  (1) the title of the warrants

  (2) the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants

  (3) the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security

  (4)  the price or prices at which the warrants will be issued

  (5)  the aggregate number of warrants

  (6) any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants

  (7) the price or prices at which the securities purchasable upon exercise of the warrants may be purchased

  (8) if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable

  (9) if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants

  (10) any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants

  (11) the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire

  (12) the maximum or minimum number of warrants which may be exercised at any time

  (13)  information with respect to book-entry procedures, if any

Exercise of Warrants

  Each warrant will entitle the holder thereof to purchase for cash the amount of debt securities, shares of preferred stock, shares of Class A common stock, shares of Class B common stock or depositary shares at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

  Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

  We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of Class A common stock, Class B common stock or preferred stock at a future date or dates. The price per share of Class A common stock, Class B common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of (1) a stock purchase contract and (2) debt securities, preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Class A common stock, Class B common stock or the preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

  Unless otherwise specified in the applicable prospectus supplement, the securities related to the stock purchase contracts will be pledged to a collateral agent, for our benefit, pursuant to a pledge agreement. The pledged securities will secure the obligations of holders of stock purchase contracts to purchase Class A common stock, Class B common stock or preferred stock under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

  Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the stock purchase contract. The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units.

                       DESCRIPTION OF SUBSCRIPTION RIGHTS

General

  We may issue subscription rights to purchase our debt securities, Class A common stock, Class B common stock, preferred stock, depositary shares or warrants to purchase debt securities, preferred stock, Class A common stock or Class B common stock. We may issue subscription rights independently or together with any other offered security. The subscription rights may or may not be transferable by the purchaser receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase any offered securities remaining unsubscribed for after the subscription rights offering. In connection with a subscription rights offering to our stockholders, certificates evidencing the subscription rights and a prospectus supplement will be distributed to our stockholders on the record date for receiving subscription rights in the subscription rights offering set by us.

  The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

  (1)  the title of the subscription rights

  (2)  the securities for which the subscription rights are exercisable

  (3)  the exercise price for the subscription rights

  (4)  the number of subscription rights issued to each stockholder

  (5)  the extent to which the subscription rights are transferable

  (6) if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights

  (7) any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights

  (8) the date on which the right to exercise the subscription rights shall commence, and the date on which the right shall expire

  (9) the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities

  (10) if applicable, the material terms of any standby underwriting arrangement entered into by us in connection with the subscription rights offering

Exercise Of Subscription Rights

  Each subscription right will entitle the holder of subscription rights to purchase for cash the principal amount of debt securities, shares of preferred stock, depositary shares, Class A common stock, Class B common stock, warrants or any combination thereof, at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

  Subscription rights may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of preferred stock, Class A common stock or Class B common stock, depositary shares or warrants purchasable upon such exercise. In the event that not all of the subscription rights issued in any offering are exercised, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

                             PLAN OF DISTRIBUTION

  The following summary of our plan for distributing the securities offered under this prospectus will be supplemented by a description of our specific plan for each offering in the applicable prospectus supplement relating to such offering. Such description will include, among other things, the terms of the underwriting arrangements applicable to such offering.

  We may sell the securities in any of the following ways, or in any combination thereof, as follows:

 . through underwriters or dealers

 . directly to one or more purchasers

 . through agents

  A prospectus supplement will set forth the terms of the offering of the securities offered thereby, including:

 . the name or names of any underwriters and the respective amounts of such securities underwritten or purchased by each of them

 . the purchase price of such securities and the proceeds to us

 . any discounts, commissions or concessions allowed or paid to dealers constituting underwriters' compensation, to the purchase price

 . any securities exchanges or markets on which such securities may be listed or quoted

  If underwriters are used in the sale of any securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters, or directly by one or more underwriters. Only underwriters named in such prospectus supplement are deemed to be underwriters in connection with the securities offered thereby. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such securities if any are purchased. Any purchase price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

  The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by institutional investors to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and such other institutions as may be approved by us. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. Underwriters, dealers or agents will not have any responsibility in respect of the validity of such arrangements or the performance of McLeodUSA or such institutional investors thereunder.

  Securities offered other than Class A common stock may be a new issue of securities with no established trading market. Unless otherwise indicated in the applicable prospectus supplement, we do not intend to list any offered securities other than our Class A common stock on any securities exchange or other market. Any underwriters to whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any such securities.

  Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

  The legality of the securities offered hereby will be passed upon for McLeodUSA by Hogan & Hartson L.L.P., Washington, D.C., special counsel for McLeodUSA.

                                    EXPERTS

  The consolidated financial statements and schedule of McLeodUSA and subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

  The consolidated financial statements of Ovation Communications, Inc. as of December 31, 1998 and 1997 and for the period from March 27, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998 incorporated by reference in this registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report, and are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

  The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered.

     SEC Registration Fee............................................. $486,500
     Fees of Rating Agencies..........................................   20,000
     Printing and Duplicating Expenses................................  150,000
     Legal Fees and Expenses..........................................  150,000
     Accounting Fees and Expenses.....................................   50,000
     NASD Fees........................................................   35,000
     Blue Sky Fees and Expenses.......................................   15,000
     Miscellaneous....................................................   43,500
                                                                       --------
       Total.......................................................... $950,000

Item 15. Indemnification of Directors and Officers

  Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

  The Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate") contains provisions that provide that no director of the Company shall be liable for breach of fiduciary duty as a director except for (1) any breach of the directors' duty of loyalty to the Company or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under
Section 174 of the DGCL; or (4) any transaction from which the director derived an improper personal benefit. The Restated Certificate contains provisions that further provide for the indemnification of directors and officers to the fullest extent permitted by the DGCL. Under the Bylaws of the Company, the Company is required to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification. In addition, the Company has entered into indemnity agreements with each of its directors pursuant to which the Company has agreed to indemnify the directors as permitted by the DGCL. The Company has obtained directors and officers liability insurance against certain liabilities, including liabilities under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

  (a) Exhibits

 Exhibit
  Number                           Exhibit Description
 -------                           -------------------
   *1.1   Form of Debt Securities Underwriting Agreement.
   *1.2   Form of Common Stock Underwriting Agreement.
   *1.3   Form of Preferred Stock Underwriting Agreement.
   *1.4   Form of Depositary Shares Underwriting Agreement.
   *1.5   Form of Warrants Underwriting Agreement.
   *1.6   Form of Subscription Rights Underwriting Agreement.
    1.7   Form of Underwriting Agreement between McLeodUSA Incorporated and
          Salomon Smith Barney Inc., Goldman, Sachs & Co. and Morgan Stanley &
          Co. Incorporated relating to the   % Series A Cumulative Convertible
          Preferred Stock of McLeodUSA Incorporated.
    3.1   Amended and Restated Certificate of Incorporation of McLeod, Inc.
          (Filed as Exhibit 3.1 to Registration Statement on Form S-1, File No.
          333-3112 ("Initial Form S-1"), and incorporated herein by reference).
    3.2   Amended and Restated Bylaws of McLeod, Inc. (Filed as Exhibit 3.2 to
          Registration Statement on Form S-1, File No. 333-13885 (the "November
          1996 Form S-1"), and incorporated herein by reference).
    3.3   Certificate of Amendment of Amended and Restated Certificate of
          Incorporation of McLeod Inc. (Filed as Exhibit 3.3 to Registration
          Statement on Form S-4, File No. 333-27647 (the "July 1997 Form S-4"),
          and incorporated herein by reference).
    3.4   Certificate of Change of Registered Agent and Registered Office of
          McLeodUSA Incorporated. (Filed as Exhibit 3.4 to Annual Report on
          Form 10-K, File No. 0-20763, filed with the Commission on March 6,
          1998 (the "1997 Form 10-K") and incorporated herein by reference).
    4.1   Form of Class A Common Stock Certificate of McLeod, Inc. (Filed as
          Exhibit 4.1 to Initial Form S-1 and incorporated herein by reference).
    4.2   Indenture dated March 4, 1997 between McLeod, Inc. and United States
          Trust Company of New York, as Trustee, relating to the 10 1/2% Senior
          Discount Notes Due 2007 of McLeod, Inc. (Filed as Exhibit 4.2 to
          Annual Report on Form 10-K, File No. 0-20763, filed with the
          Commission on March 31, 1997 (the "1996 Form 10-K") and incorporated herein by reference).
    4.3   Initial Global 10 1/2% Senior Discount Note Due March 1, 2007 of
          McLeod, Inc., dated March 4, 1997. (Filed as Exhibit 4.3 to the 1996
          Form 10-K and incorporated herein by reference).
    4.4   Form of Certificated 10 1/2% Senior Discount Note Due March 1, 2007
          of McLeod, Inc. (Filed as Exhibit 4.4 to the 1996 Form 10-K and
          incorporated herein by reference).
    4.5   Investor Agreement dated as of April 1, 1996 among McLeod, Inc., IES
          Investments Inc., Midwest Capital Group Inc., MWR Investments Inc.,
          Clark and Mary McLeod, and certain other stockholders. (Filed as
          Exhibit 4.8 to Initial Form S-1 and incorporated herein by reference).
    4.6   Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among McLeod, Inc., IES Investments Inc., Midwest Capital Group
          Inc., MWR Investments Inc., Clark E. McLeod and Mary E. McLeod.
          (Filed as Exhibit 4.3 to the November 1996 Form S-1 and incorporated herein by reference).
    4.7   Form of 10 1/2% Senior Discount Exchange Note Due 2007 of McLeodUSA
          Incorporated. (Filed as Exhibit 4.8 to the July 1997 Form S-4 and
          incorporated herein by reference).
    4.8   Indenture dated as of July 21, 1997 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 9 1/4% Senior Notes Due 2007 of McLeodUSA Incorporated. (Filed as
          Exhibit 4.9 to the July 1997 Form S-4 and incorporated herein by reference).
    4.9   Form of Initial Global 9 1/4% Senior Note Due 2007 of McLeodUSA
          Incorporated. (Filed as Exhibit 4.10 to the July 1997 Form S-4 and
          incorporated herein by reference).

 Exhibit
  Number                           Exhibit Description
 -------                           -------------------
    4.10  Stockholders' Agreement dated June 14, 1997 among McLeodUSA
          Incorporated, IES Investments Inc., Midwest Capital Group, Inc., MWR
          Investments Inc., Clark E. McLeod, Mary E. McLeod and Richard A.
          Lumpkin on behalf of each of the shareholders of Consolidated
          Communications Inc. listed on Schedule 1 of the Stockholders'
          Agreement. (Filed as Exhibit 4.12 to the July 1997 Form S-4 and
          incorporated herein by reference).
    4.11  Amendment No. 1 to Stockholders' Agreement dated as of September 19,
          1997 by and among McLeodUSA Incorporated, IES Investments Inc.,
          Midwest Capital Group, Inc., MWR Investments Inc., Clark E. McLeod,
          Mary E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed in Schedule I thereto. (Filed as Exhibit 4.1 to the Quarterly Report on Form 10-Q,
          File No. 0-20763, filed with the Commission on November 14, 1997 and incorporated herein by reference).
    4.12  Form of 9 1/4% Senior Exchange Note Due 2007 of McLeodUSA
          Incorporated. (Filed as Exhibit 4.14 to the 1997 Form 10-K and
          incorporated herein by reference).
    4.13  Indenture dated as of March 16, 1998 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 8 3/8% Senior Notes Due 2008 of McLeodUSA Incorporated. (Filed as
          Exhibit 4.15 to Registration Statement on Form S-4, File No. 333-
          52793 (the "May 1998 Form S-4") and incorporated herein by reference).
    4.14  Form of Global 8 3/8% Senior Note Due 2008 of McLeodUSA Incorporated
          (Filed as Exhibit 4.16 to the May 1998 Form S-4 and incorporated herein by reference).
    4.15  Stockholders' Agreement dated as of November 18, 1998 by and among
          McLeodUSA Incorporated, IES Investments Inc., Clark E. McLeod, Mary
          E. McLeod and Richard A. Lumpkin, Gail G. Lumpkin and certain of the former shareholders of Consolidated Communications Inc. ("CCI") and certain permitted transferees of the former CCI shareholders in each case who are listed in Schedule I thereto. (Filed as Exhibit 99.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the
          Commission on November 19, 1998 and incorporated herein by reference).
    4.16  Indenture dated as of October 30, 1998 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 9 1/2% Senior Notes Due 2008 of McLeodUSA Incorporated (Filed as
          Exhibit 4.19 to Registration Statement on Form S-4, File No. 333-
          69621 (the "December 1998 Form S-4") and incorporated herein by reference).
    4.17  Form of Global 9 1/2% Senior Note Due 2008 of McLeodUSA Incorporated
          (Filed as Exhibit 4.20 to the December 1998 Form S-4 and incorporated herein by reference).
    4.18  Stockholders' Agreement dated as of January 7, 1999, by and among
          McLeodUSA Incorporated, IES Investments Inc., Clark E. McLeod, Mary
          E. McLeod, Richard A. Lumpkin, Gail G. Lumpkin, M/C Investors L.L.C.
          and Media/Communications Partners III Limited Partnership (Filed as
          Exhibit 4.1 to the Current Report on Form 8-K, File No. 0-20763,
          filed with the Commission on January 14, 1999 and incorporated herein by reference).
    4.19  Indenture dated as of February 22, 1999 between McLeodUSA
          Incorporated and United States Trust Company of New York, as Trustee,
          relating to the 8 1/8% Senior Notes Due 2009 of McLeodUSA
          Incorporated (Filed as Exhibit 4.22 to the Company's Annual Report on
          Form 10-K for the year ended December 31, 1998, File No. 0-20763, filed with the Commission on March 24, 1999 (the "1998 Form 10-K")
          and incorporated herein by reference).
    4.20  Form of Global 8 1/8% Senior Note Due 2009 of McLeodUSA Incorporated
          (Filed as Exhibit 4.23 to the 1998 Form 10-K and incorporated herein by reference).
    4.21  Form of Senior Debt Securities Indenture.
    4.22  Form of Subordinated Debt Securities Indenture.
   *4.23  Form of Deposit Agreement.

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  4.24   Form of Certificate of Designations of the Powers, Preferences and
         Relative, Participation, Optional and Other Special Rights of Series A
           % Cumulative, Convertible Preferred Stock and Qualifications,
         Limitations and Restrictions Thereof.
  5.1    Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.
  5.2    Opinion of Hogan & Hartson L.L.P. regarding the legality of the Series
         A Preferred Stock being registered.
 12.1    Statement regarding Computation of Ratios.
 12.2    Statement regarding Computation of Ratios.
 21.1    Subsidiaries of McLeodUSA Incorporated (Filed as Exhibit 21.1 to the
         1998 Form 10-K and incorporated herein by reference).
 23.1    Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
 23.2    Consent of Arthur Andersen LLP.
 23.3    Consent of Ernst & Young LLP.
 24.1    Power of attorney (included on signature page).
 25.1    Statement on Form T-1 of Eligibility of Trustee for the Senior Debt
         Securities.
 25.2    Statement on Form T-1 of Eligibility of Trustee for the Subordinated
         Debt Securities.
 27.1    Financial Data Schedule (Filed as Exhibit 27.1 to the Quarterly Report
         on Form 10-Q, File No. 0-20763, filed with the Commission on May 17,
         1999 and incorporated herein by reference).

--------
 * To be incorporated by reference herein in connection with the offering of each series of securities.

  (b) Financial Statement Schedules.

  The following financial statement schedule was filed with the Company's Annual Report on Form 10-K (File No. 0-20763), filed with the Commission on March 24, 1999, as amended by Form 10-K/A filed on April 22, 1999 and is incorporated herein by reference:

    Schedule II--Valuation and Qualifying Accounts

  Schedules not listed above have been omitted because they are inapplicable or the information required to be set forth therein is contained, or incorporated by reference, in the Consolidated Financial Statements of the Company or notes thereto.

Item 17. Undertakings

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 that are incorporated by reference in this registration statement.

  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

  The undersigned Registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of each issue.

  The undersigned Registrant hereby undertakes to file an application for purposes of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, Iowa, on this 4th day of August, 1999.

                                          McLeodUSA Incorporated

                                                  /s/ Clark E. McLeod
                                          By: _________________________________

                                                    Clark E. McLeod

                                                Chairman and Chief Executive
                                                        Officer

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons, in the capacities indicated below, on this 4th day of August, 1999.

              Signature                                  Title
              ---------                                  -----

         /s/  Clark E. McLeod             Chairman, Chief Executive Officer
______________________________________     and Director (Principal Executive
           Clark E. McLeod                 Officer)

                  *                       Vice Chairman and Director
______________________________________
          Richard A. Lumpkin

                  *                       President, Chief Operating Officer
______________________________________     and Director
           Stephen C. Gray

                  *                       Group Vice President and Director
______________________________________
         Blake O. Fisher, Jr.

                  *                       Group Vice President, Chief
______________________________________     Financial Officer and Treasurer
           J. Lyle Patrick                 (Principal Financial Officer and
                                           Principal Accounting Officer)

                                          Director
______________________________________
           Anne K. Bingaman

                  *                       Director
______________________________________
          Peter H.O. Claudy

                  *                       Director
______________________________________
          Thomas M. Collins

                  *                       Director
______________________________________
           Robert J. Currey

                  *                       Director
______________________________________
                Lee Liu

                  *                       Director
______________________________________
            Paul D. Rhines

                  *                       Director
______________________________________
            Roy A. Wilkens


*By:    /s/ Clark E. McLeod


 -------------------------------

       Clark E. McLeod
         Attorney-In-Fact

                               INDEX TO EXHIBITS

 Exhibit
  Number                           Exhibit Description
 -------                           -------------------
   *1.1   Form of Debt Securities Underwriting Agreement.
   *1.2   Form of Common Stock Underwriting Agreement.
   *1.3   Form of Preferred Stock Underwriting Agreement.
   *1.4   Form of Depositary Shares Underwriting Agreement.
   *1.5   Form of Warrants Underwriting Agreement.
   *1.6   Form of Subscription Rights Underwriting Agreement.
    1.7   Form of Underwriting Agreement between McLeodUSA Incorporated and
          Salomon Smith Barney Inc., Goldman, Sachs & Co. and Morgan Stanley &
          Co. Incorporated relating to the   % Series A Cumulative Convertible
          Preferred Stock of McLeodUSA Incorporated.
    3.1   Amended and Restated Certificate of Incorporation of McLeod, Inc.
          (Filed as Exhibit 3.1 to Registration Statement on Form S-1, File No.
          333-3112 ("Initial Form S-1"), and incorporated herein by reference).
    3.2   Amended and Restated Bylaws of McLeod, Inc. (Filed as Exhibit 3.2 to
          Registration Statement on Form S-1, File No. 333-13885 (the "November
          1996 Form S-1"), and incorporated herein by reference).
    3.3   Certificate of Amendment of Amended and Restated Certificate of
          Incorporation of McLeod Inc. (Filed as Exhibit 3.3 to Registration
          Statement on Form S-4, File No. 333-27647 (the "July 1997 Form S-4"),
          and incorporated herein by reference).
    3.4   Certificate of Change of Registered Agent and Registered Office of
          McLeodUSA Incorporated. (Filed as Exhibit 3.4 to Annual Report on
          Form 10-K, File No. 0-20763, filed with the Commission on March 6,
          1998 (the "1997 Form 10-K") and incorporated herein by reference).
    4.1   Form of Class A Common Stock Certificate of McLeod, Inc. (Filed as
          Exhibit 4.1 to Initial Form S-1 and incorporated herein by reference).
    4.2   Indenture dated March 4, 1997 between McLeod, Inc. and United States
          Trust Company of New York, as Trustee, relating to the 10 1/2% Senior
          Discount Notes Due 2007 of McLeod, Inc. (Filed as Exhibit 4.2 to
          Annual Report on Form 10-K, File No. 0-20763, filed with the
          Commission on March 31, 1997 (the "1996 Form 10-K") and incorporated herein by reference).
    4.3   Initial Global 10 1/2% Senior Discount Note Due March 1, 2007 of
          McLeod, Inc., dated March 4, 1997. (Filed as Exhibit 4.3 to the 1996
          Form 10-K and incorporated herein by reference).
    4.4   Form of Certificated 10 1/2% Senior Discount Note Due March 1, 2007
          of McLeod, Inc. (Filed as Exhibit 4.4 to the 1996 Form 10-K and
          incorporated herein by reference).
    4.5   Investor Agreement dated as of April 1, 1996 among McLeod, Inc., IES
          Investments Inc., Midwest Capital Group Inc., MWR Investments Inc.,
          Clark and Mary McLeod, and certain other stockholders. (Filed as
          Exhibit 4.8 to Initial Form S-1 and incorporated herein by reference).
    4.6   Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among McLeod, Inc., IES Investments Inc., Midwest Capital Group
          Inc., MWR Investments Inc., Clark E. McLeod and Mary E. McLeod.
          (Filed as Exhibit 4.3 to the November 1996 Form S-1 and incorporated herein by reference).
    4.7   Form of 10 1/2% Senior Discount Exchange Note Due 2007 of McLeodUSA
          Incorporated. (Filed as Exhibit 4.8 to the July 1997 Form S-4 and
          incorporated herein by reference).

 Exhibit
  Number                           Exhibit Description
 -------                           -------------------
    4.8   Indenture dated as of July 21, 1997 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 9 1/4% Senior Notes Due 2007 of McLeodUSA Incorporated. (Filed as
          Exhibit 4.9 to the July 1997 Form S-4 and incorporated herein by reference).
    4.9   Form of Initial Global 9 1/4% Senior Note Due 2007 of McLeodUSA
          Incorporated. (Filed as Exhibit 4.10 to the July 1997 Form S-4 and
          incorporated herein by reference).
    4.10  Stockholders' Agreement dated June 14, 1997 among McLeodUSA
          Incorporated, IES Investments Inc., Midwest Capital Group, Inc., MWR
          Investments Inc., Clark E. McLeod, Mary E. McLeod and Richard A.
          Lumpkin on behalf of each of the shareholders of Consolidated
          Communications Inc. listed on Schedule 1 of the Stockholders'
          Agreement. (Filed as Exhibit 4.12 to the July 1997 Form S-4 and
          incorporated herein by reference).
    4.11  Amendment No. 1 to Stockholders' Agreement dated as of September 19,
          1997 by and among McLeodUSA Incorporated, IES Investments Inc.,
          Midwest Capital Group, Inc., MWR Investments Inc., Clark E. McLeod,
          Mary E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed in Schedule I thereto. (Filed as Exhibit 4.1 to the Quarterly Report on Form 10-Q,
          File No. 0-20763, filed with the Commission on November 14, 1997 and incorporated herein by reference).
    4.12  Form of 9 1/4% Senior Exchange Note Due 2007 of McLeodUSA
          Incorporated. (Filed as Exhibit 4.14 to the 1997 Form 10-K and
          incorporated herein by reference).
    4.13  Indenture dated as of March 16, 1998 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 8 3/8% Senior Notes Due 2008 of McLeodUSA Incorporated. (Filed as
          Exhibit 4.15 to Registration Statement on Form S-4, File No. 333-
          52793 (the "May 1998 Form S-4") and incorporated herein by reference).
    4.14  Form of Global 8 3/8% Senior Note Due 2008 of McLeodUSA Incorporated
          (Filed as Exhibit 4.16 to the May 1998 Form S-4 and incorporated herein by reference).
    4.15  Stockholders' Agreement dated as of November 18, 1998 by and among
          McLeodUSA Incorporated, IES Investments Inc., Clark E. McLeod, Mary
          E. McLeod and Richard A. Lumpkin, Gail G. Lumpkin and certain of the former shareholders of Consolidated Communications Inc. ("CCI") and certain permitted transferees of the former CCI shareholders in each case who are listed in Schedule I thereto. (Filed as Exhibit 99.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the
          Commission on November 19, 1998 and incorporated herein by reference).
    4.16  Indenture dated as of October 30, 1998 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 9 1/2% Senior Notes Due 2008 of McLeodUSA Incorporated (Filed as
          Exhibit 4.19 to Registration Statement on Form S-4, File No. 333-
          69621 (the "December 1998 Form S-4") and incorporated herein by reference).
    4.17  Form of Global 9 1/2% Senior Note Due 2008 of McLeodUSA Incorporated
          (Filed as Exhibit 4.20 to the December 1998 Form S-4 and incorporated herein by reference).
    4.18  Stockholders' Agreement dated as of January 7, 1999, by and among
          McLeodUSA Incorporated, IES Investments Inc., Clark E. McLeod, Mary
          E. McLeod, Richard A. Lumpkin, Gail G. Lumpkin, M/C Investors L.L.C.
          and Media/Communications Partners III Limited Partnership (Filed as
          Exhibit 4.1 to the Current Report on Form 8-K, File No. 0-20763,
          filed with the Commission on January 14, 1999 and incorporated herein by reference).
    4.19  Indenture dated as of February 22, 1999 between McLeodUSA
          Incorporated and United States Trust Company of New York, as Trustee,
          relating to the 8 1/8% Senior Notes Due 2009 of McLeodUSA
          Incorporated (Filed as Exhibit 4.22 to the Company's Annual Report on
          Form 10-K for the year ended December 31, 1998, File No. 0-20763, filed with the Commission on March 24, 1999 (the "1998 Form 10-K")
          and incorporated herein by reference).

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

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  4.20   Form of Global 8 1/8% Senior Note Due 2009 of McLeodUSA Incorporated
         (Filed as Exhibit 4.23 to the 1998 Form 10-K and incorporated herein by reference).
  4.21   Form of Senior Debt Securities Indenture.
  4.22   Form of Subordinated Debt Securities Indenture.
 *4.23   Form of Deposit Agreement.
  4.24   Form of Certificate of Designations of the Powers, Preferences and
         Relative, Participation, Optional and Other Special Rights of Series A
           % Cumulative, Convertible Preferred Stock and Qualifications,
         Limitations and Restrictions Thereof.
  5.1    Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.
  5.2    Opinion of Hogan & Hartson L.L.P. regarding the legality of the Series
         A Preferred Stock being registered.
 12.1    Statement regarding Computation of Ratios.
 12.2    Statement regarding Computation of Ratios.
 21.1    Subsidiaries of McLeodUSA Incorporated (Filed as Exhibit 21.1 to the
         1998 Form 10-K and incorporated herein by reference).
 23.1    Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
 23.2    Consent of Arthur Andersen LLP.
 23.3    Consent of Ernst & Young LLP.
 24.1    Power of attorney (included on signature page).
 25.1    Statement on Form T-1 of Eligibility of Trustee for the Senior Debt
         Securities.
 25.2    Statement on Form T-1 of Eligibility of Trustee for the Subordinated
         Debt Securities.
 27.1    Financial Data Schedule (Filed as Exhibit 27.1 to the Quarterly Report
         on Form 10-Q, File No. 0-20763, filed with the Commission on May 17,
         1999 and incorporated herein by reference).

--------
 * To be incorporated by reference herein in connection with the offering of each series of securities.

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